UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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REGAL-BELOIT CORPORATION

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REGAL BELOIT CORPORATION
200 State Street
Beloit, Wisconsin 53511

Notice of 2013 Annual Meeting of Shareholders
To Be Held April 29, 2013

To the Shareholders of Regal Beloit Corporation:

You are hereby notified that the 2013 Annual Meeting of Shareholders of Regal Beloit Corporation will be held at the James L. Packard Learning Center located at the Company’s corporate headquarters, 200 State Street, Beloit, Wisconsin 53511, on Monday, April 29, 2013, at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect three Class B Directors for terms expiring at the 2016 Annual Meeting of Shareholders.

2.	To consider a shareholder advisory vote on the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

3.	To approve the Regal Beloit Corporation 2013 Equity Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 28, 2013.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on March 11, 2013 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.
We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. You also have the option to vote your shares by the Internet or telephone by following the instructions printed on the enclosed proxy card. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.
By Order of the Board of Directors
REGAL BELOIT CORPORATION

Peter C. Underwood
Vice President, General Counsel and Secretary

Beloit, Wisconsin
March 29, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2013. The Regal Beloit Corporation proxy statement for the 2013 Annual Meeting of Shareholders and 2012 Annual Report to Shareholders are available at www.proxydocs.com/rbc.

PROXY STATEMENT
This proxy statement and accompanying proxy card are being mailed to holders of Regal Beloit Corporation (“we” or the “Company”) common stock beginning on or about March 29, 2013. The Company, on behalf of its Board of Directors (the “Board”), is soliciting your proxy to vote your shares of the Company’s common stock at the 2013 annual meeting of shareholders, and all adjournments or postponements thereof (the “Annual Meeting”). We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What am I being asked to vote on?

A:	• The election of directors;
•    An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement;
•    The Regal Beloit Corporation 2013 Equity Incentive Plan; and
•    Ratification of the selection of Deloitte & Touche LLP as our independent auditors for the year ending December 28, 2013.

Q:	Who can vote?

A:
Holders of our common stock as of the close of business on the record date, March 11, 2013, may vote at the Annual Meeting, either in person or by proxy. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of common stock in one of the following ways:

•	by telephone;

•	by using the Internet; or

•	by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.
The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on the enclosed proxy card.
If you mail to us your properly completed and signed proxy card, or vote by telephone or the Internet, then your shares of common stock will be voted according to the choices that you specify. If you sign and mail your proxy card to us without making any choices, your proxy will be voted:

•	FOR the election of all persons nominated by the Board for election as directors;

•	FOR the approval of the compensation of our named executive officers;

•	FOR the approval of the 2013 Equity Incentive Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for the year ending December 28, 2013.
Other than the election of directors, approval of the compensation of our named executive officers, approval of the 2013 Equity Incentive Plan, and the ratification of the selection of our independent auditors, we are not currently aware of any other matters that will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If a matter comes up for a vote at the Annual Meeting that is not included in the proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.
In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, then your broker, bank or other nominee will provide you with instructions for voting your shares.
Q:    May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time prior to your shares being voted by:

•	notifying our Secretary in writing that you are revoking your proxy;

•	giving another signed proxy that is dated after the date of the proxy that you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not revoke your proxy).
Q:    Will my shares be voted if I do not provide my proxy?

A:
It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your name, then they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms or other nominees generally have the authority to vote customers’ uninstructed shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm has the discretionary authority to vote your shares in connection with the ratification of our independent auditors if you do not timely provide your proxy because this matter is considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.

However, if you have not provided directions to your broker, your broker will not be able to vote your shares with respect to the election of directors, the approval of the compensation of our named executive officers, or the approval of the 2013 Equity Incentive Plan. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

Q:	What constitutes a quorum?

A:
As of the record date, March 11, 2013, 44,978,667 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or the Internet, then you will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE rules, does not have discretionary authority to vote on a proposal.

Q:	What vote is needed for these proposals to be adopted?

A:
Proposal 1—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to elect each director (assuming a quorum is present). Withhold votes, abstentions and broker “non-votes” will have the effect of votes against the election of director nominees.

Proposal 2— The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers (assuming a quorum is present). Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation and Human Resources Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will have the effect of votes against this proposal.
Proposal 3— The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting (assuming a quorum is present) is required to approve the 2013 Equity Incentive Plan, provided that a majority of the outstanding shares of our common stock are voted on the proposal.  Abstentions and broker non-votes will have the effect of votes against this proposal, and abstentions, but not broker non-votes, will count as a vote for purposes of determining whether a majority of the outstanding shares of our common stock are voted on the proposal.
Proposal 4—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to ratify the selection of Deloitte & Touche LLP as our independent auditors for the year ending December 28, 2013. Abstentions will have the effect of votes against this proposal.
Q:    Who conducts the proxy solicitation and how much will it cost?

A:
We are requesting your proxy for the Annual Meeting and will pay all costs of soliciting shareholder proxies. In addition to soliciting proxies by mail, we may request proxies personally and by telephone, fax or other means. We can use our directors, officers and regular employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses for forwarding solicitation materials to beneficial owners of our common stock.

Q:    Are the Company’s proxy materials available on the Internet?

A:	Yes. The Company’s proxy statement for the 2013 Annual Meeting of Shareholders and 2012 Annual Report to Shareholders are available at www.proxydocs.com/rbc.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is currently comprised of nine directors, divided into three classes of three members each, with the terms of one class of directors expiring each year. The Board has nominated Christopher L. Doerr, Mark J. Gliebe and Curtis W. Stoelting, each of whom is currently serving as a director, for election at the Annual Meeting as Class B directors to serve until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified. All of our other directors are expected to serve on the Board until their respective terms expire as indicated below.
Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.
The following sets forth certain information, as of March 11, 2013, about each of the Board nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.
Nominees for Election at the Annual Meeting

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Class B Directors—Terms Expiring at the 2013 Annual Meeting of Shareholders
	63	2003
Co-CEO of Sterling Aviation Holdings, Inc. (aircraft management and charter company) since 2004 and Co-CEO of Passage Partners, LLC (a private investment company) since 2001; Former Executive Chairman and Chief Executive Officer of Karl’s Rental, Inc. (global manufacturer and supplier of portable event structures and related equipment) from 2009 to December 2011; former President and Co-CEO, Leeson Electric Corporation from 1986-2001. Mr. Doerr is currently a director of Roadrunner Transportation Systems, Inc., and has served as director of several privately-held and publicly-traded companies and as a chief executive officer of a number of privately-held companies. Mr. Doerr’s leadership experience and operations and manufacturing, international business and brand marketing expertise garnered from these positions, as well as his familiarity with our industry from his time as co-chief executive officer of Leeson Electric Corporation, which manufactures electric motors, gear boxes and drives, led to the conclusion that he should serve as a director of the Company.

Christopher L. Doerr

	52	2007
Chairman of the Board and Chief Executive Officer of the Company; was appointed Chairman of the Board in January 2012 and became Chief Executive Officer in May 2011; served as President and Chief Operating Officer of the Company from December 2006 to May 2011; Vice President and President-Electric Motors Group of the Company from January 2005 to December 2005; prior thereto employed by General Electric Company (a diversified industrial and commercial manufacturing corporation) as the General Manager of GE Motors & Controls in the GE Consumer & Industrial business unit from 2000-2004. Mr. Gliebe’s skills in corporate transactions, operations and manufacturing, international business, brand marketing and enterprise risk management, and his familiarity with the industry in which we compete, acquired through his prior background as a manager and executive at a publicly-traded company and as an executive of the Company, led to the conclusion that he should serve as a director of the Company.

Mark J. Gliebe
	53	2006
Chief Executive Officer of TOMY International (formerly RC2 Corporation, a designer, producer and marketer of high-quality toys, collectibles and infant and toddler products), since 2003; prior thereto served as Chief Operating Officer of RC2 Corporation from 2000-2003 and Executive Vice President from 1998-2003; director, TOMY Company, Ltd. Mr. Stoelting’s skills in business development and corporate transactions, operations and manufacturing, international business, brand marketing and enterprise risk management gained as a chief executive officer and director of a publicly held company, as well as his financial expertise as a certified public accountant, led to the conclusion that he should serve as a director of the Company.

Curtis W. Stoelting

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

Directors Continuing in Office:

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Class C Directors—Terms Expiring at the 2014 Annual Meeting of Shareholders
	65	2004
Corporate financial, accounting and governance consultant since 2002; retired Deputy Managing Partner for the Great Plains Region and Milwaukee office managing partner, Arthur Andersen LLP; director, Badger Meter Inc., Actuant Corporation and Wisconsin Energy Corporation. The skills Mr. Fischer acquired through these positions in the areas of financial matters, accounting and auditing matters including financial reporting, corporate transactions and enterprise risk management, as well as his background as a director and audit committee member of several publicly-traded companies, led to the conclusion that he should serve as a director of the Company.

Thomas J. Fischer
	71	2006
Retired Sr. Vice President-Corporate Affairs, Secretary and General Counsel of Midwest Air Group (a holding company for a commercial airline company); employed by Midwest from 1996 to her retirement in February 2008. In addition to her private sector experience, Ms. Skornicka served as Secretary of the State of Wisconsin Department of Industry, Labor and Human Relations from 1991 to 1996. Ms. Skornicka’s experience in leadership roles in the public and private sectors, her career as an executive of a publicly-traded company, and her resulting skills in the areas of government relations, legal matters, corporate communications and enterprise risk management led to the conclusion that she should serve as a director of the Company.

Carol N. Skornicka
	56	2007
President and Chief Executive Officer of Sigma-Aldrich Corporation (a life science and technology company that develops and sells biochemical and organic chemical products and kits) since November 2010; prior thereto served as Vice President and Chief Financial Officer of Sigma-Aldrich Corporation since October 2008; prior thereto worked in various positions with ArvinMeritor, Inc. since 1999, including Senior Vice President and President of Asia Pacific from 2007 to October 2008, Senior Vice President-Strategy and Corporate Development from 2005 to 2007 and Vice President and Corporate Controller/Interim CFO from 2003 to 2005. Mr. Sachdev has held varied executive positions at publicly-traded manufacturing companies over his career, giving him experience in the areas of corporate transactions, operations and manufacturing, international business, corporate communications and enterprise risk management. Mr. Sachdev also has significant financial expertise as a chief financial officer and an educational background in mechanical engineering. These skills led to the conclusion that Mr. Sachdev should serve as a director of the Company.

Rakesh Sachdev

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Class A Directors – Terms Expiring at the 2015 Annual Meeting of Shareholders
	48	2010
Managing Director of Duff & Phelps (a provider of independent financial advisory and investment banking services) and President of Duff & Phelps Securities, LLC (a provider of merger and acquisition advisory services) since 1994. Mr. Burt’s experience in global mergers and acquisitions, business development and capital raising, as well as his background in corporate banking and advisory services, experience with manufacturing industries and education in finance, led to the conclusion that he should serve as a director of the Company.

Stephen M. Burt
	64	1987
Non-Executive Chairman of Harsco Corporation (a diversified, multinational provider of industrial services and engineered products); Interim Chairman and Chief Executive Officer of Harsco Corporation from February 2012 to September 2012; Former Chairman of the Board and Chief Executive Officer of the Company from April 2006 to May 2011; elected Chief Executive Officer April 2005; President and Chief Operating Officer from 2002-2005; Executive Vice President from 1987-2002; employed by the Company since 1979; director, Harsco Corporation, Snap-on, Inc, and, Wisconsin Energy Corporation. Mr. Knueppel’s experience as a former executive of the Company and his resulting skills in the areas of corporate transactions, operations and manufacturing, international business, brand marketing, corporate communications and enterprise risk management, along with his familiarity with our business and industry and his former role as our Chairman and Chief Executive Officer, led to the conclusion that he should serve as a director of the Company.

Henry W. Knueppel
	54	2005
President and Chief Executive Officer of Plexus Corporation (an electronics manufacturing services company) since 2002; served as Chief Operating Officer of Plexus Corporation from 2001-2002; director of Plexus Corporation. Mr. Foate’s experience as a chief executive officer, in business development and corporate transactions, operations and manufacturing, international business, brand marketing and enterprise risk management gained as an executive and a director of a publicly-traded company, as well as his background in electrical engineering, led to the conclusion that he should serve as a director of the Company.

Dean A. Foate

BOARD OF DIRECTORS
Corporate Governance and Independent Directors
The Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available, free of charge, on our website at www.regalbeloit.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the NYSE. The Board has also adopted certain categorical standards of director independence to assist it in making determinations of director independence and which are contained in the Corporate Governance Guidelines. The categorical standards of director independence adopted by the Board are available on our website at www.regalbeloit.com.
Based on these standards, the Board has affirmatively determined by resolution that Messrs. Burt, Doerr, Fischer, Foate, Sachdev and Stoelting and Ms. Skornicka have no material relationship with the Company, and, therefore, each is independent in accordance with the NYSE listing standards and with the categorical standards of director independence adopted by the Board. The Board will regularly review the continuing independence of the directors.
Code of Business Conduct and Ethics
The Board has adopted the Regal Beloit Corporation Code of Business Conduct and Ethics, which applies to our directors, officers and employees. The Code is available, free of charge, on our website at www.regalbeloit.com.
Board Leadership Structure
Our Board does not have a policy on whether or not the roles of CEO and Chairman should be separate. Our Board reserves the right to vest the responsibilities of the CEO and Chairman in different individuals or in the same individual if in the Board’s judgment a combined CEO and Chairman position is in the best interest of our company. In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, the Board will designate a Presiding Director from among the independent directors to preside at the meetings of the non-employee director executive sessions.
Effective at our 2011 annual shareholders meeting held on May 2, 2011, Mark J. Gliebe succeeded Henry W. Knueppel as our Chief Executive Officer. Effective January 2, 2012, Mr. Gliebe was appointed to succeed Mr. Knueppel as Chairman of the Board. Our Board believes that Mr. Gliebe, as Chairman of the Board, best serves the needs of the Board and our shareholders.  Our Board made this determination in part because it believes that Mr. Gliebe’s extensive experience and qualifications within the electric motor industry and in-depth knowledge of our markets and customer base will allow him to provide strong leadership and act as a unified spokesperson on behalf of the Company. Our Board also believes that having Mr. Gliebe serve as both our Chief Executive Officer and our Chairman of the Board will allow him to leverage the information gained from both roles to lead the Company most effectively.
Presiding Director
To supplement the combined Chairman and CEO position, our Board created a Presiding Director role. The position of the Presiding Director rotates periodically among the non-employee directors as determined by the Board upon the recommendation of the Corporate Governance and Director Affairs Committee. Mr. Doerr currently serves as the Presiding Director. The Presiding Director is an independent and empowered director who is appointed by the independent directors and who works closely with the Chairman.

In addition to serving as the principal liaison between the independent directors and the Chairman in matters relating to the Board as a whole, the primary responsibilities of the Presiding Director are as follows:

•
Preside at all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors, and establish agendas for such executive sessions in consultation with the other directors and the Chairman;

•	Review and approve proposed Board meeting agendas;

•	Review and approve Board meeting schedules to help assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent directors as appropriate; and

•	Be available, as deemed appropriate by the Board, for consultation and direct communication with shareholders.
Oversight of Risk Management
Our full Board is responsible for the oversight of our company’s operational and strategic risk management process. In furtherance of the Board’s risk management oversight goals, the Board has created a Risk and Compliance Committee comprised of senior management and key managers of each of our company’s business units and functions around the world. The Risk and Compliance Committee is charged with, among other things, identifying, assessing and developing a mitigation strategy for significant risks that could impact our ability to meet our objectives and execute our strategies. The management-based Risk and Compliance Committee identifies and clarifies significant risks that may impact our company and assesses those risks, resulting in the establishment of a plan response/mitigation strategy for significant risks. The management-based Risk and Compliance Committee delivers a summary of its activities and findings directly to our CEO, the Audit Committee, and our full Board. Our Board relies on our Audit Committee to address significant financial risk exposures facing our company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. Our Board relies on our Compensation and Human Resources Committee to address significant risk exposures facing our company with respect to compensation programs and incentives, also with appropriate reporting of these risks to be made to the full Board. Our Board’s role in our company’s risk oversight has not affected our leadership structure.
Executive Sessions
The Board will have at least four regularly scheduled meetings per year at which the non-employee directors will meet in executive session without members of our management being present, and at least one regularly scheduled meeting per year at which the independent directors will meet in executive session without members of management or other directors present. The non-employee directors may also meet without management present at such other times as they determine appropriate. Members of the Company’s senior executive management who are not members of the Board will participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of the Board.
Communications with the Board
Shareholders and other interested parties may communicate with the full Board, the Chairman of the Board, non-management directors as a group or individual directors, including the Presiding Director, by delivering a written communication to Regal Beloit Corporation, Attention: Board of Directors, 200 State Street, Beloit, Wisconsin 53511, or by sending an e-mail communication to board.inquiry@regalbeloit.com. The communications should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact and should specify the subject matter of the communication. The Company’s Secretary will deliver appropriate communication directly to the director or directors to whom it is addressed. The Secretary will generally not forward to the director or directors communication that he determines to be primarily commercial in nature or concerns our day-to-day business activities, or that requests general information about the Company.
Concerns about accounting or auditing matters or possible violations of the Regal Beloit Corporation Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics and in our policy regarding Reporting Ethical, Legal and Accounting Concerns, both of which are available on our website at www.regalbeloit.com.
Committees
We have standing Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees of the Board. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees. We make copies of each of these charters available free of charge on our website at www.regalbeloit.com.
Audit Committee. The Audit Committee consists of Messrs. Stoelting (Chairperson), Burt and Fischer. Each of the members of the committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Board has determined that each of Messrs. Burt, Fischer and Stoelting qualifies as an “audit committee financial expert” as defined in SEC rules and meets the expertise requirements for audit committee members under the NYSE listing standards. The principal functions performed by the Audit Committee, which met five times in person in 2012, are to assist the Board in monitoring the overall quality of the Company’s financial statements and financial reporting, the independent auditor’s qualifications and independence, our accounting controls and policies, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate our independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee has presented to shareholders for ratification at the Annual Meeting its selection of independent auditors for 2013. See “Proposal 4: Ratification of Deloitte & Touche LLP as the Company’s Independent Auditors for 2013.”
One member of the Audit Committee, Mr. Fischer, serves on the audit committees of three other public companies. On January 27, 2013, the Board of Directors considered what it believes to be all of the relevant facts and responsibilities relating to such simultaneous service by Mr. Fischer and affirmatively determined that the simultaneous service would not impair Mr. Fischer’s ability to serve effectively on our Audit Committee.
Compensation and Human Resources Committee. The Compensation and Human Resources Committee consists of Messrs. Foate (Chairperson) and Fischer and Ms. Skornicka. Each of the members of the Compensation and Human Resources Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation and Human Resources Committee, which met five times in 2012, are to help develop our overall compensation philosophy; administer our incentive compensation plans (including our equity incentive plans); determine and approve the compensation of the Chief Executive Officer and the other principal corporate officers; review and monitor succession and leadership development planning; and review, formulate, recommend and administer short- and long-range compensation programs for the principal corporate officers and key employees. A more complete description of our Compensation and Human Resources Committee’s practices can be found in the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation and Human Resources Committee from time to time uses independent compensation consultants to assist the Committee in the performance of its responsibilities. After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation. In 2012, the Committee selected Towers Watson & Co to serve as its independent compensation consultant. The Committee also engaged Stern Stewart & Co. in 2012 to assist with the setting of goals under our Shareholder Value Added (SVA) Plan. Neither Towers Watson nor Stern Stewart & Co. perform any other services for us or our named executive officers other than the services provided at the direction of the Committee.

Corporate Governance and Director Affairs Committee. The Corporate Governance and Director Affairs Committee consists of Messrs. Sachdev (Chairperson) and Burt and Ms. Skornicka. Each of the members of the Corporate Governance and Director Affairs Committee is independent as defined by the NYSE listing standards. The principal functions of the Corporate Governance and Director Affairs Committee, which met five times in 2012, are to develop and recommend to the Board a set of corporate governance principles applicable to our company, including matters of Board organization, membership, compensation, independence and function, and committee structure and membership; take a leadership role in shaping our corporate governance; identify directors qualified to serve on the committees established by the Board; and to recommend to the Board the members and the chairperson for each committee to be filled by the Board. This Committee also serves as the nominating committee of the Board and is responsible for identifying individuals qualified to become directors (consistent with the criteria approved by the Board) and to recommend candidates for all directorships to be filled by the Board or by our shareholders.
Nominations of Directors
The Corporate Governance and Director Affairs Committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines under the heading “Director’s Qualifications.” The Corporate Governance and Director Affairs Committee will only review recommendations for director nominees from any shareholder or group of shareholders beneficially owning in the aggregate at least 5% of the issued and outstanding shares of our common stock for at least one year as of the date that the recommendation is made. Recommendations with respect to the 2014 annual meeting of shareholders must be submitted by November 29, 2013 for the recommendation to be considered by the Corporate Governance and Director Affairs Committee.
In identifying and evaluating nominees for director, the Corporate Governance and Director Affairs Committee believes that all directors should be financially literate and must be committed to understanding the Company and its industry, and must also possess the highest personal and professional ethics, integrity and values, and commitment to representing the long-term interest of the shareholders. Directors must also possess a diverse set of skills and experience with a background in areas that are relevant to our activities. Directors should also be inquisitive and have an objective perspective, a practical wisdom and mature judgment. Directors must be willing and able to devote whatever time is necessary to carry out their duties and responsibilities effectively. Directors will not be nominated unless they are willing to serve for an extended period of time.
While the Corporate Governance and Director Affairs Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity of viewpoint, background, industry knowledge and perspectives, as well as ethnic and gender diversity, as part of its overall evaluation of candidates for director nominees. Specifically, our criteria for director nominees, included as Appendix A to our Corporate Governance Guidelines, provide that directors should be selected so that our Board represents diverse backgrounds and perspectives.
For a timely recommendation submitted by a shareholder to be considered by the Corporate Governance and Director Affairs Committee, the candidate recommended by a shareholder must be “independent” as defined in the NYSE independence standards and the SEC regulations, and meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance and Director Affairs Committee will have sole discretion whether to nominate an individual recommended by a shareholder. As to any candidate identified by the Corporate Governance and Director Affairs Committee to become a nominee, the candidate must possess the requisite qualifications, although the Corporate Governance and Director Affairs Committee need not require such nominee to be independent. Nevertheless, we strive to have all directors, other than those directors who are members of our management, be independent as defined by the NYSE independence standards and the SEC regulations.
Policies and Procedures Regarding Related Person Transactions
Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
a “related person” means any of our directors, executive officers, nominees for director or greater than 5% shareholder, and any of their immediate family members, as well as any entity in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•
a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, the director, executive officer, nominee or beneficial owner who is an immediate family member of a related person, or a business unit or function/department leader of the Company responsible for a proposed related person transaction must notify our General Counsel of certain information relating to proposed related person transactions. If our General Counsel determines that a proposed transaction is a related person transaction subject to the policy, then he will submit the transaction to the Corporate Governance and Director Affairs Committee for consideration at the next committee meeting or, if expedited consideration is required, to the committee chairperson. The committee or chairperson, as applicable, will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders. The chairperson is required to report to the committee at the next committee meeting any approval granted under the policy.
The policy also provides for ongoing review by the General Counsel of any amounts paid or payable to, or received or receivable from, any related person. Additionally, at least annually, the Corporate Governance and Director Affairs Committee is required to review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $60,000. Based on all relevant facts and circumstances, the committee will determine if it is in the best interests of our company and our shareholders to continue, modify or terminate the related person transaction.
If any of our Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified under the policy, then the transaction must be disclosed to the Corporate Governance and Director Affairs Committee or its chairperson. The committee or the chairperson must then determine whether to ratify, amend or terminate the related person transaction, or take any other appropriate action. If the related person transaction is complete, then the committee or its chairperson will evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.
In 2012, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Director Affairs Committee under the policy.
Meetings and Attendance
The Board held four quarterly meetings in 2012. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2012, in each case during the period in which the director was serving on the Board or the applicable committee.
Directors are expected to attend our annual meeting of shareholders each year. All of our directors attended the 2012 annual meeting.

STOCK OWNERSHIP
Management
The following table sets forth information, as of March 11, 2013, regarding beneficial ownership of our common stock by each director and nominee, each of our current named executive officers as set forth in the Summary Compensation Table, and all of the directors and current executive officers as a group. As of March 11, 2013, no director or executive officer beneficially owned one percent or more of our common stock. On that date, the directors and executive officers as a group beneficially owned 1.67% of our common stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)(4)
Stephen M. Burt . . . . . . . . . . . . . . . . .	5,410
Terry R. Colvin . . . . . . . . . . . . . . . . . . .	55,710
Christopher L. Doerr . . . . . . . . .. . . . . .	32,485
Thomas J. Fischer . . . . . . . . . . . . . . . .	12,135
Dean A. Foate . . . . . . . . . . . . . . . . . . .	17,810
Mark J. Gliebe . . . . . . . . . . . . . . . . . . .	281,903
Charles A. Hinrichs . . . . . . . . . . . . . .	19,718
Henry W. Knueppel . . . . . . . . . . . . . . .	202,215
Rakesh Sachdev. . . . . . . . . . . . . . . . . . .	14,410
Jonathan J. Schlemmer . . . . . . . . . . . . .	55,958
Carol N. Skornicka. . . . . . . . . . . . . . . .	11,430
Curtis W. Stoelting. . . . . . . . . . . . . . . .	30,410
Peter C. Underwood . . . . . . . . . . . . . .	14,559
All directors and executive officers as a group (13 persons) . . . . . . . . . . .	754,153

(1)
Includes shares subject to currently exercisable rights to acquire common stock and options exercisable within 60 days of March 11, 2013 as follows: Mr. Colvin, 46,400 shares; Mr. Doerr, 20,000 shares; Mr. Gliebe, 209,500 shares; Mr. Hinrichs, 8,000 shares; Mr. Sachdev, 7,000 shares; Mr Schlemmer, 43,000 shares; Mr. Stoelting, 13,000 shares; Mr. Underwood 6,400 shares; and all directors and executive officers as a group, 353,300 shares. Also includes shares of restricted stock or restricted stock units that are subject to forfeiture until they vest on the third anniversary of the date of grant as follows: Mr. Burt 4,910 shares; Mr. Colvin, 5,325 shares; Mr. Doerr, 5,410 shares; Mr. Fischer, 5,410 shares; Mr. Foate, 5,410 shares; Mr. Gliebe, 43,200 shares; Mr. Hinrichs, 11,718 shares; Mr. Knueppel 1,810 shares; Mr. Sachdev, 5,410 shares; Mr. Schlemmer, 8,400 shares; Ms. Skornicka, 5,410 shares; Mr. Stoelting, 5,410 shares; and Mr. Underwood, 8,159 shares.

(2)
The amount shown for Mr. Knueppel includes 12,522 shares that are held in a non-Company sponsored individual retirement account. The amount shown for Mr. Knueppel also includes 187,883 shares held in a trust account.

(3)	The amount shown for Mr. Stoelting includes 8,800 shares held in the Curtis W. Stoelting 1994 Revocable Trust over which Mr. Stoelting retains sole voting and investment power during his lifetime.
(4)	Amounts shown for Messrs. Colvin, Gliebe and Schlemmer include 1,283 shares, 762 shares and 849 shares, respectively, held in trust under the Company’s 401(k) plans.

Other Beneficial Owners
The following table sets forth information, as of December 31, 2012, regarding beneficial ownership by the only persons known to us to own more than 5% of our outstanding common stock. The beneficial ownership information set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	1,022,711	0	6,030,699	0	6,030,699	13.5%
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	2,789,436	106,157	2,836,423	106,437	2,957,121	6.6%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,540,091	0	2,540,091	0	2,540,091	5.7%

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Regal Beloit Corporation (“we” or the “Company”) is a global technology and manufacturing leader in electric motors, electric generators and controls, and mechanical motion control products for commercial, industrial, and residential applications. We sell our products to a diverse global customer base using multiple recognized brand names, through a multi-channel distribution model, to leading original equipment manufacturers, distributors and end users across many markets.
Our overall compensation philosophy is to offer the opportunity for our management team to earn competitive pay, with total compensation having a direct connection to our financial performance and the creation of shareholder value. We believe this to be a conservative approach to executive compensation.
Our compensation philosophy dictates that a significant portion of our executives’ total potential compensation must depend upon the Company’s performance. To that end, the total compensation of our named executive officers includes a significant portion—approximately 65%, on average —that is “at risk” because the value of such compensation is determined based on the achievement of specified results. Approximately half of our named executive officers’ total compensation is, on average, in the form of equity-based awards (stock appreciation rights and restricted stock units), which will decline in value (or have no value) if our stock price declines. Another 15%, on average, of our named executive officers’ total compensation is based on improvements in our Company’s operating performance as measured by our Shareholder Value Added (“SVA”) Cash Incentive Plan. We believe that by tying a large majority of our named executive officers’ total potential compensation to creation of long-term shareholder value, we create a close alignment between the interests of our executive officers and the interests of our shareholders.
How was corporate performance and the creation of shareholder value reflected in 2012 compensation?
Executive compensation in 2012 aligned well with the objectives of our compensation philosophy and with our corporate performance. Our company’s operating performance in 2012 was strong despite continued uncertainty in the global economy generally and our markets in particular. In 2012, we had record levels of net revenues and, excluding the effect of restructuring costs, record operating profit and net income. We paid our 210th consecutive quarterly dividend and increased the dividend again in 2012. Our total shareholder return for the fiscal year ended December 29, 2012 was 36.3%.

(dollars in millions except per share data)	2011	2012	Percent Change
Net Revenues	$2,808	$3,167	12.8%
Operating Profit	$ 256	$ 313	22.3%
Stock Price per Share	$50.97	$68.72	34.8%

These operating results led to annual cash incentives earned in 2012 at 84% of target, compared to 144% in 2011. As described in more detail below under “What are the elements of total compensation? – SVA Annual Cash Incentives,” we use a shareholder-approved Shareholder Value Added (“SVA”) Plan, which we refer to as our SVA Cash Incentive Plan, to determine annual cash incentives for our executive officers. SVA attempts to approximate the value executives add to our company above our cost of capital, and is calculated by subtracting a cost of capital charge for the average net capital employed from the net operating profit after tax that our company generates during the year. We pay fully all annual cash incentives earned up to 100% of the target amount in cash following the end of the year in accordance with the SVA Cash Incentive Plan. Annual cash incentive amounts earned above 100% of the target amount are deferred and are paid in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years.

We believe our compensation of our named executive officers aligns well with our performance, but we also believe that this alignment is not always reflected in the Summary Compensation Table in the same way we view the alignment for our internal purposes. This is because the Summary Compensation Table values are required to include the full grant date fair value of equity awards in the year the awards are granted. The grant date fair value is an accounting value that projects the potential value of awards based on assumptions about, among other things, certain future events. The grant date fair value is different from the economic value of the awards to our named executive officers, which may be lower or higher than the grant date fair value depending on the price of our common stock. For this reason, we are including in this proxy statement, as a supplement to the required Summary Compensation Table, a comparison of our named executive officers’ realizable pay for 2012 with their total compensation as shown in the Summary Compensation Table.

Name and Principal Position	Summary Compensation Table Total Compensation ($)	Total Realizable Compensation ($)
Mark J. Gliebe
Chairman and Chief Executive Officer	6,669,738	5,053,144
Charles A. Hinrichs
Vice President and Chief Financial Officer	1,494,049	1,087,148
Jonathan J. Schlemmer
Chief Operating Officer	1,715,042	1,291,968
Peter C. Underwood
Vice President, General Counsel and Secretary	1,156,070	863,927
Terry R. Colvin
Vice President, Corporate Human Resources	789,079	656,126

The realizable pay disclosure in the table above is the same as the compensation shown in the Summary Compensation Table except that it values equity-based compensation based on the price of our common stock at year end. Restricted stock and restricted stock units are valued as the product of the number of shares granted to the officer during the year multiplied by the year-end stock price, assuming for purposes of this disclosure that the grants were vested. Stock appreciation rights are valued as the product of the number of rights granted to the officer during the year multiplied by the excess, if any, of the year-end stock price over the grant price of the rights, assuming for purposes of this disclosure that the grants were vested.

To illustrate how the compensation of our CEO has aligned with our total shareholder return, we are also including the following supplemental graph, which compares our total shareholder return with our CEO’s compensation (as shown in the Summary Compensation Table and on a realizable basis as described above) over our fiscal years 2010 through 2012:

For 2010, the values in the chart above relate to the compensation of Henry W. Knueppel, who served as our Chairman and Chief Executive Officer during that year. For 2011 and 2012, the values in the chart relate to the compensation of Mark J. Gliebe, who served as our President and Chief Operating Officer until May 2, 2011, became our President and Chief Executive Officer effective May 2, 2011 and was elected Chairman of the Board effective January 2, 2012.
What specific actions did the Company take with respect to compensation for 2012 and 2013?
Some of the key actions and decisions with respect to our executive compensation programs for 2012 and 2013 as approved by the Compensation and Human Resources Committee (“Committee”) of our Board of Directors with counsel from its principal independent compensation consultant, Towers Watson & Co. (“Towers Watson”), are highlighted below:

•	Approved a new 2013 Equity Incentive Plan (“2013 Plan”), subject to shareholder approval at the Annual Meeting, that includes the following features:

•	Awards made under the 2013 Plan will be subject to “double-trigger” vesting in a change of control transaction, which means:

•	If the surviving entity in the transaction agrees to assume the awards, vesting will continue and be accelerated only upon a termination of employment without cause or for good reason.

•	If awards are not assumed, then vesting accelerates and performance awards pay out at the higher of trend or target.

•
A change of control will be defined in the Plan so that shareholder approval of a change of control transaction will not be treated as a change of control; instead, consummation of the transaction would be required.

•	No “gross-up” for excise taxes on golden parachute payments.

•
Awards are subject to forfeiture if the award recipient competes with us or discloses confidential information or if, after the recipient’s termination from employment, the recipient solicits our customers or employees or takes other actions contrary to our interests.

•	Awards granted under the 2013 Plan are subject to any applicable clawback policy (to the extent contemplated by such policy).

•
Discontinued our former practice of paying the income taxes owed by certain named executive officers on income imputed to them as a result of business flights on which their spouses accompanied the executive officers, as described below under “What perquisites do we provide?”

•	Assessed the competitiveness of our overall compensation and benefits programs for our officers.

•
Engaged and directed Stern Stewart & Co. to benchmark and provide the Committee with guidance in setting target annual cash incentive amounts under our SVA Cash Incentive Plan for 2012 and in determining the annual improvement factor and leverage factor used to establish the SVA performance target for 2012 under our SVA Cash Incentive Plan.

•
Reviewed the performance of our CEO (independent of input from him) and recommended to the independent members of the Board the total compensation for the CEO based on competitive levels, as determined in consultation with Towers Watson, consistent with our philosophy, as measured against our peer group.

•
Reviewed the performance of our other executive officers with assistance from our CEO and recommended to the independent members of the Board the total compensation for each individual officer based on competitive levels, as determined in consultation with our CEO and Towers Watson, consistent with our philosophy, as measured against our peer group.

•
Maintained the practice of holding executive sessions (without management present) at every Committee meeting, including executive sessions in which our independent compensation consultants participated.

•
As described in below under “What are the elements of total compensation? – Changes to Long-Term Compensation for 2013,” following a detailed review of the use of performance shares among general industry companies and our peer group, determined to add performance shares to our long-term incentive mix in 2013. The performance shares will be added by modifying the overall long-term incentive mix from its current form of 60% stock appreciation rights and 40% restricted stock units to a mix of 40% stock appreciation rights, 40% restricted stock units and 20% performance shares. The performance shares will have a three-year performance period and be earned or forfeited based on a performance metric of total shareholder return relative to our peer group.

In May 2012 (after the 2012 executive compensation actions described in this Compensation Discussion and Analysis had taken place), we held our annual advisory shareholder vote on the compensation of our named executive officers at our annual shareholders’ meeting, and, consistent with the recommendation of the Board, our shareholders approved our executive compensation, with more than 95% of votes cast in favor. Consistent with this strong vote of shareholder approval, we have not undertaken any material changes to our executive compensation programs in response to the outcome of the vote.

What other compensation policies and practices reflect our compensation philosophy?
We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company, including the following:

•
We pay for performance, providing our executives the opportunity to earn above-median pay (as measured against selected peer groups) for performance that creates shareholder value by generating increasing returns as compared to our cost of capital, but compensating below the median level for corporate performance that fails to generate those levels of returns.

•
We set compensation programs to focus our named executive officers on both our short and long-term company performance. Their compensation includes a significant portion—approximately 65%, on average—that is “at risk” because the value of such compensation is determined based on the achievement of specified results. If short-term and long-term financial goals are not achieved, then performance-related compensation will decrease. If goals are exceeded, then performance-related compensation will increase.

•
We measure the competitiveness of our executive pay against an appropriate peer group focusing on multinational companies with comparable revenues (ranging from approximately 0.5 to 2.0 times our annual revenues and with an overall median annual revenue approximately equal to our annual revenue) and that compete in industries similar to ours and/or have the level of complexity and business model similar to ours.

•	We have eliminated tax gross-ups from all new change in control and termination agreements that we have entered into with our executive officers since 2010.

•	We maintain stock ownership requirements for certain executives, including our named executive officers.

•	We have no employment agreements with any of our named executive officers that provide severance benefits prior to a change in control of our company.

•
All of our change in control agreements contain “double trigger” provisions, which means that, for an executive officer to receive severance benefits under the agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer’s employment.

•	Our equity compensation plan does not permit repricing of stock options.

•	We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	We do not guarantee salary increases or bonuses for our executive officers.

•	We offer only limited perquisites to our executive officers.

•
We have in the past adjusted compensation as appropriate in challenging economic times, as exemplified by our temporary freeze of base salaries and our acceptance of voluntary temporary reductions in base salary from our CEO and Chief Operating Officer during the 2009 recession.

What is our company’s general compensation philosophy?
We recognize the importance of maintaining sound principles for the development and administration of our compensation and benefit programs. Our overall compensation philosophy is to offer the opportunity for our management team to earn competitive pay, with total compensation having a direct connection to our financial performance and the creation of shareholder value. The Committee is responsible for making executive compensation decisions and recommendations regarding program design and individual pay. Our executive compensation programs are designed to advance principles that we have identified as being core to the function of executive compensation. These principles are:

•	Attract and Retain Quality People — We provide the opportunity for executives to be compensated at competitive levels to ensure we attract and retain a highly competent and committed management team.

•
Pay for Creation of Value — We provide our executives the opportunity to earn above-median pay (as measured against our peer group) for performance that creates long-term shareholder value. We believe that we generate long-term shareholder value by increasing our returns as compared to our cost of capital, and through long-term appreciation in our stock price. We link our executives’ compensation to this creation of long-term shareholder value by (i) providing incentives through our SVA Cash Incentive Plan to increase returns over our cost of capital, and (ii) providing equity-based awards that increase in value only if our stock price appreciates in the long term (including, beginning in 2013, a portion of those awards that will only have value if the company meets certain relative total shareholder return goals for the performance period).

•
Alignment through Equity Ownership — We ensure that executives’ long-term interests are further aligned with shareholders’ interests by maintaining stock ownership requirements generally for senior levels of management, including all of our named executive officers.

We believe that a focus on these principles will benefit our shareholders in the long-term by assuring that we can attract and retain highly qualified executives who are committed to our long-term success and the creation of shareholder value.
How do we set executive compensation?
Our Board, our Committee and our CEO each play a role in setting the compensation of our named executive officers, with the exception that our CEO is not involved in setting his own compensation. Our Board appoints the members of the Committee, which consists entirely of independent directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of the Securities Exchange Act of 1934. The current members of the Committee are Messrs. Foate (Chairman) and Fischer and Ms. Skornicka. The Committee is responsible for determining the components of our executive compensation program, consistent with the compensation philosophy determined by our Board, and the executive compensation packages offered to our named executive officers. The Committee administers our SVA Cash Incentive Plan and our long-term equity incentive plans and makes awards under the plans.
The Committee reviews data from market surveys, proxy statements of companies it considers our peers and independent compensation consultants to assess our competitive position with respect to total executive compensation, including annual compensation, benefits and perquisites. In reviewing data with respect to annual compensation, the Committee assesses the following components of executive compensation:

•	Base salary;

•	Annual cash incentives;

•	Long-term incentive compensation; and

•	Any other benefits and perquisites.

As described below under “What are the elements of total compensation?”, the Committee takes various factors into account in setting compensation levels and does not use a formulaic approach, but generally seeks to offer approximately median levels of all compensation elements over time as measured against our selected peer group. In its decision-making process, the Committee receives and considers the recommendations of our CEO with respect to compensation to be paid to our executive officers other than himself. Our CEO makes no recommendation with respect to his own compensation.
Based on the foregoing information, the Committee reviews and makes determinations concerning our compensation and benefit programs, with the objective of making our executive compensation and benefit programs consistent with our overall compensation philosophy. The Committee makes decisions regarding adjustments to base salaries, annual cash incentives and long-term incentives all concurrent with the assessment of the executives’ individual performance for the year.
The Committee periodically solicits proposals from a variety of independent compensation consultants to assist the Committee in the performance of its responsibilities. As part of its evaluation of potential compensation consultants, the Committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and New York Stock Exchange listing standards. After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation. Our CEO has access to the independent compensation consultant only at the direction of the Committee.
Towers Watson served as the Committee’s independent compensation consultant for 2012. Subsequent to Towers Watson’s initial appointment, following the publication of SEC rules and proposed New York Stock Exchange listing standards regarding the independence of compensation committee advisors, the Committee reviewed the independence of Towers Watson and the individual representatives of Towers Watson who served as the Committee’ consultants in light of the new requirements, considering the following specific factors: (1) other services provided to us by Towers Watson; (2) fees paid by the company to Towers Watson as a percentage of Towers Watson’s total revenue; (3) policies and procedures maintained by Towers Watson that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual representatives and any member of the Committee; (5) any company stock owned by the individual representatives; and (6) any business or personal relationships between our executive officers and Towers Watson or the individual representatives. The Committee also re-engaged Stern Stewart & Co. in 2012 to assist with the setting of goals under our SVA Cash Incentive Plan.
The Committee concluded, based on the evaluation described in the preceding paragraph, that both Towers Watson and Stern Stewart & Co. were independent and that no conflict of interest was raised by the services performed by Towers Watson or Stern Stewart & Co. Neither Towers Watson nor Stern Stewart & Co. perform any services for our company other than the services provided at the direction of the Committee.
In setting compensation for 2012, the Committee directed Towers Watson to assemble compensation data for our named executive officers and compare the data against aggregated data for persons holding similarly-situated positions in our peer group. The Committee had previously updated our peer group in late 2011, selecting the twenty-one companies in the peer group believed to be comparable to our company by generally using the following criteria:

•
Comparable revenue (we follow suggested best practices by reviewing approximately fifteen to twenty companies with annual revenues ranging from approximately 0.5 to 2.0 times our annual revenues and with an overall median annual revenue approximately equal to our annual revenue); and

•	Compete in an industry similar to ours and/or have the level of complexity and business model similar to ours.
The twenty-one companies in our peer group were:

AMETEK, Inc.	BorgWarner Inc.	Cooper Industries
Dresser-Rand Group Inc.	Exide Technologies	Flowserve Corp.
Gardner Denver Inc.	Hubbell Incorporated	IDEX Corporation
Kennametal Inc.	Leggett & Platt, Inc.	Lennox International
Lincoln Electric Holdings Inc.	Owens Corning	Pentair Inc.
Roper Industries Inc.	Snap-On Incorporated	SPX Corporation
The Timken Co.	The Valspar Corporation	Thomas & Betts Corp.
Towers Watson benchmarked compensation data using (i) a company-by-company peer group analysis of our peer group based on proxy statement data, (ii) a company-by-company peer group analysis of a subset of nine peer group companies who participated in Equilar’s Top 25 Management Survey, and (iii) general industry data from a recognized national compensation survey, which data did not include the identities of the individual participating companies in the surveys.
The nine companies in the peer group who participated in Equilar’s Top 25 Management Survey were the following:

Cooper Industries	Flowserve Corp.	Hubbell Incorporated
IDEX Corporation	Lennox International	Pentair Inc.
Snap-On Incorporated	SPX Corporation	Thomas & Betts Corp.

In reviewing and analyzing these data, Towers Watson considered information for each named executive officer position with respect to the following elements of compensation:

•	Base salary;

•	Target SVA annual cash incentive;

•	Target total cash compensation (salary and actual annual cash incentive);

•	Long-term incentives; and

•	Target total direct compensation (sum of target cash and long-term incentives).
In keeping with the Committee’s instructions, Towers Watson summarized the variance from the median of all three of the benchmarks and provided benchmarking statistics that reflected comparative compensation levels at the twenty-fifth (25th), fiftieth (50th) and seventy-fifth (75th) percentiles of the companies included in the foregoing analysis. Towers Watson reported on the methodology that it used in its analysis, a summary of its findings, and its general views relating to market trends in executive compensation.
In 2010, the Committee also reviewed peer group data relating to supplemental benefits and perquisites as part of its triennial review of such benefits and perquisites provided to our executive officers and, based on this review, made the changes described below under “What other benefits do we provide to our executives?” The Committee intends to conduct a full review of the composition of this comparison group on a three-year cycle or more frequently if a significant change should occur in the scale of our company or participants in the peer group through, for example, mergers, acquisitions or other extraordinary corporate transactions.

How do we determine total compensation?
Consistent with our overall compensation philosophy, we tie total compensation directly to our corporate performance and structure it to ensure that there is an appropriate balance between our long-term and short-term corporate performance, and between the individual performance of our executive officers and the creation of shareholder value. We benchmark the individual elements of total compensation in comparison to our peer group and do not separately target total compensation at a specified percentile of our peer group. Based on the Committee’s analysis and the advice of Towers Watson, however, we believe that the compensation we paid our named executive officers was reasonable in its totality as compared to our peer group and is consistent with our compensation philosophies.

What are the elements of total compensation?
We achieve our executive compensation objectives through the following ongoing programs. All of our named executive officers participate in these programs. A more detailed discussion of each program is provided below in this Compensation Discussion and Analysis.

Program	Description	Participants	Objectives
Annual Cash Compensation
Base Salary	Annual cash compensation	All employees	Retention Competitive Practices Drive superior performance • Individual contribution
Shareholder Value Added (SVA) Annual Cash Incentive
Annual cash incentive with target awards established at each employee level
Payments can be higher (subject to a 200% cap) or lower than target, based on business unit and total company annual results
Incentive amounts earned above target are deferred and remain subject to forfeiture until they are paid; payment occurs in three equal annual installments beginning in the second year following the performance period
		All executive officers and key managers	Drive superior performance • Across total company • Across business units Competitive Practices Retention
Long-Term Incentive Programs

Program	Description	Participants	Objectives
Long-Term Incentive (LTI) Equity Awards	Long-term incentive awards paid in Stock Appreciation Rights and Restricted Stock Units (and, beginning in 2013, Performance Shares); grant amounts vary to reflect individual contribution	All executive officers and key managers	Drive superior performance • Individual contribution • Increase stock price Focus on long-term success Ownership Retention
Retirement Programs
Retirement (401(k)) Savings Plan	Company matching and annual contributions	All U.S. Employees	Retention Competitive Practices
Target Supplemental Retirement Plan	Retirement benefits for executives who have at least 10 years of service and work with us until the age of 58	Key Executives	Retention Competitive Practices
Other Executive Benefits
Perquisites and Executive Benefits	Available to certain executives to assure protection of Company assets and/or focus on Company business with minimal disruption	Specific benefits are offered to different groups of executive officers based on business purpose	Retention Competitive Practices
Other Benefits	Medical, welfare and other benefits	All employees	Retention Competitive Practices

Base Salaries. We believe that the purpose of base salary is to provide a competitive fixed rate of pay, recognizing different levels of responsibilities within our company. We determine base salaries for our executives based upon job responsibilities, level of experience, individual performance and expectations with respect to contributions to our future performance as well as comparisons to the salaries of executives in similar positions as compared to our peer group. The Committee generally seeks to offer approximately median levels of base salary compensation as measured against our selected peer group. In setting the individual base salaries of our named executive officers based on the factors identified in the preceding sentence, the Committee generally considers salaries within a 15% range above or below the fiftieth (50th) percentile of peer group data to be at approximately the median level.
In April 2012, the Committee adjusted the base salaries of our named executive officers in accordance with the factors identified in the preceding paragraph. This resulted in increases in each case, due in large part to the increased size and scope of the company which necessitated changes in the company’s peer group and which in turn resulted in higher peer group median base salary levels. Effective as of April 1, 2012, the base salaries of our named executive officers were as follows:

Name	Base Salary ($)
Mark J. Gliebe
Chief Executive Officer	925,000
Jonathan J. Schlemmer
Chief Operating Officer	500,000
Charles A. Hinrichs
Vice President and Chief Financial Officer	440,000
Peter C. Underwood
Vice President, General Counsel and Secretary	364,000
Terry R. Colvin
Vice President, Corporate Human Resources	315,000
As a result of these adjustments, Mr. Gliebe’s salary for 2012 placed him 3% below the median relative to other CEOs in our peer group based on proxy statement data, and the salaries of Messrs. Hinrichs, Schlemmer, Underwood and Colvin for 2011 placed them 3%, 7% and 3% below, and 5% above, median, respectively, for salaries relative to similarly-situated persons in our peer group based on proxy statement data (with the exception of Mr. Colvin, whose data reflects survey data in the absence of comparable proxy benchmarks).
SVA Annual Cash Incentives. We have in effect a Shareholder Value Added (SVA) Plan (“SVA Cash Incentive Plan”), which was most recently approved by our shareholders in 2011 and is designed to promote the maximization of shareholder value over the long term. We chose SVA as the basis for annual cash incentives for the following reasons. First, we believe it is the corporate performance measure that is tied most directly, both theoretically and empirically, to the creation of shareholder value. Managing for higher SVA is, by definition, managing for long-term increasing shareholder value. Second, it is a framework developed for setting goals and measuring performance that rewards participants for both short and long-term results. Finally, by focusing on our financial performance as a function of invested capital, management is incented to make prudent investments in assets that are capable of providing strong returns. In summary, we believe that SVA, as we use it, best recognizes the value that members of our management team deliver to increase long-term shareholder value.
We intend the SVA Cash Incentive Plan to provide a competitive amount of compensation for the executive officers based on their individual participation levels when we achieve the SVA targets as approved by the Committee. The SVA Cash Incentive Plan provides annual cash incentive opportunities based on a comparison of actual annual SVA to target SVA for the year in question. Performance above target SVA earns an annual cash incentive greater than the target annual cash incentive, while performance below target SVA earns an annual cash incentive less than the target annual cash incentive or no annual cash incentive at all. In years of strong corporate performance, the annual cash incentive amount that an executive can earn would be considered above the median level for our peer group, and the annual cash incentive amount that an executive can earn would be below the median level for our peer group in years when we are below the target. We have capped the maximum annual cash incentive that may be earned in any year at 200% of the target annual cash incentive established for that year. In addition, any annual cash incentive amounts earned above 100% of the target amount are deferred and are paid in installments over a three year period. Amounts earned under the SVA Cash Incentive Plan are also subject to our clawback policy, which would require recoupment of any amounts earned under the SVA Cash Incentive Plan on the basis of financial results that are subsequently subject to a restatement. To benchmark and determine target annual cash incentive amounts, and to determine an annual improvement factor and leverage factor that impacts the target annual cash incentive amount, the Committee retains nationally-recognized independent compensation consultants every three years, or more frequently as deemed necessary. The 2012 targets for the SVA Cash Incentive Plan were approved in January 2012 based on a formula established in 2010 with the assistance of Stern Stewart & Co.
SVA is a calculation that attempts to approximate the value executives add to our company above our cost of capital. SVA is calculated by subtracting a charge for the average net capital employed by us during a fiscal year from the net operating profit after tax that we earn during that same year. The cost of capital we use for this purpose is our weighted average cost of capital, which is determined based on our cost of equity and our after-tax cost of debt. Pursuant to the terms of the SVA Cash Incentive Plan, all calculations of financial results for purposes of SVA exclude the impact of new acquisitions for the first 12 months following the closing of the acquisition. To encourage improved performance in accordance with the SVA Cash Incentive Plan, the Committee establishes an expected improvement factor that is used to set a target SVA amount. Once the Committee establishes the expected improvement factor, the SVA target amount for the year is set by formula. Under the formula, the new target set each year is calculated as follows:

(Previous Year SVA Target + Previous Year SVA Actual)	+	Improvement Factor	=	New SVA Target
2

In 2012, the Committee, with the assistance of Stern Stewart, conducted a tri-annual update to the improvement factor. As a result of this exercise, and in light of the volatility of the markets, the Committee set the improvement factor for 2012 at $5.0 million and determined to update it again in 2013. The Committee also reviewed the Company’s cost of capital with the assistance of Stern Stewart and concluded that the cost of capital for purposes of the SVA calculation should be increased from 7.5% to 8.5% in 2012. Accordingly, with the improvement factor remaining at $5.0 million and the cost of capital increased to 8.5% for 2012, the SVA target was established by the formula at $59.3 million.
In addition to setting target SVA, the Committee also sets the target annual cash incentive percentage amount for each of our participating executive officers. This amount is based on a percentage of the base salary paid to the executive officers. For 2012, Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin had target annual cash incentive percentage amounts of 100%, 55%, 65%, 50% and 40%, respectively, which, as applied to the base salary levels that took effect April 1, 2012, equated to target annual cash incentive amounts of $925,000, $242,000, $325,000, $182,000 and $126,000, respectively. The Committee, in consultation with Towers Watson and our CEO (other than with respect to his own compensation), set annual cash incentive targets under our SVA Cash Incentive Plan at the median level with respect to each respective position held by our executive officers relative to our peer group. As a result, our executives were given the opportunity to earn above-median annual cash incentive awards for generating improvements in our SVA while at the same time facing below-median awards (or no awards at all) for failing to meet that objective. The Committee believes that tying above-median incentives to generating increasing returns in excess of our cost of capital is a disciplined way to reward our named executive officers for creating shareholder value.
Based on our performance in 2012, we achieved actual SVA of $54.0 million, and the Committee therefore approved annual cash incentives for 2012 equal to 84% of the target annual cash incentive in accordance with the terms of the SVA Cash Incentive Plan. As a result, the Committee determined that Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin earned annual cash incentives under the SVA Cash Incentive Plan of $775,520, $202,893, $272,480, $152,589 and $105,638, respectively.
We pay fully all annual cash incentives earned up to 100% of the target amount in cash following the end of the year in accordance with the SVA Cash Incentive Plan. Annual cash incentive amounts earned above the 100% of the target amount are deferred and are paid in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, so long as the named executive officer’s employment with us has not been voluntarily terminated (other than upon retirement) or terminated for cause. We do not credit participants with interest on amounts subject to payment in installments. For 2012, since the annual cash incentive performance value was approved at 84%, the entire incentive amount will be paid in 2013 and there will be no future installments.
Long-Term Compensation. We believe that equity-based compensation ensures that our executives have a continuing stake in the long-term success of our company and allows our executives to earn above-median compensation only if our shareholders experience appreciation in their equity holdings. The Committee granted stock appreciation rights, or SARs, and restricted stock units, or RSUs, to our named executive officers in fiscal year 2012.

Consistent with our overall compensation philosophy, the Committee, after consultation with Towers Watson, granted long-term compensation awards (namely, stock appreciation rights and restricted stock units) at levels approximating the median level of these awards granted by the companies in our peer group. On an individual level, the total fair value, as of the grant date, of the stock appreciation rights and restricted stock units granted to each of our named executive officers placed them at approximately the median level of the value of long-term compensation awards granted to persons holding similarly-situated positions by the companies in our peer group. We value stock appreciation rights using a Black-Scholes formula. In addition to the analysis undertaken against our peer group, the Committee also considered the number of awards granted to our officers as compared to grants to all of our other employees, but does not use a specific formula.
Other than in the case of newly hired executives, we generally make determinations concerning long-term equity-based awards in April of each year coincident with the completion of annual performance reviews. In any event, we grant all equity-based awards effective two days after the release of either our quarterly or annual company financial results.
Stock Appreciation Rights (SARs). The Committee granted stock appreciation rights to certain of our named executive officers in 2012 in the amounts indicated in the “Grants of Plan-Based Awards Table for Fiscal 2012” and the narrative following the table. The Committee set the base price per share of all of the stock appreciation rights that it granted in 2012 equal to the closing market price of our common stock on the date of grant so that the stock appreciation rights will have value only if the market price of our common stock increases after the grant date. In addition, the Committee made the stock appreciation rights subject to vesting over five years (with the SARs vesting 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date) to provide additional incentive for our named executive officers to remain in our employment. The Committee granted stock appreciation rights rather than stock options because it views stock appreciation rights as less dilutive to our shareholders.
Restricted Stock Units (RSUs). The Committee awarded restricted stock units to each of our named executive officers in 2012 in the amounts indicated in the “Grants of Plan-Based Awards Table for Fiscal 2012” and the narrative following the table. A restricted stock unit gives the holder a right to have us issue a share of our common stock upon the conditions or date specified in the award. In addition to providing competitive compensation and an incentive to create shareholder value, these awards are intended to align management and shareholder interests as well as provide a retention incentive for the executive to remain employed by our company. The Committee determined the number of restricted stock units to grant to each of our executives consistent with our compensation philosophy. The Committee made the restricted stock units subject to forfeiture until the third anniversary of the grant date, at which time they cliff vest, to provide an additional incentive for our named executive officers to remain in our employment.
Changes to Long-Term Compensation for 2013. In 2012, following a detailed review of the use of performance shares among general industry companies and our peer group, the Committee determined to add performance shares to our long-term incentive mix in 2013. The performance shares will be added by modifying the overall long-term incentive mix from its current form of 60% stock appreciation rights and 40% restricted stock units to a mix of 40% stock appreciation rights, 40% restricted stock units and 20% performance shares. The performance shares will have a three-year performance period and will be earned or forfeited based on a performance metric of total shareholder return relative to our peer group. In 2013, the Committee granted performance shares under the 2013 Plan to certain key employees, including the named executive officers, subject to shareholder approval of the 2013 Plan. These performance share awards are set forth below in the proposal to approve the 2013 Plan under the heading “New Plan Benefits.”
What other benefits do we provide to our executives?
We have certain other plans that provide, or may provide, compensation and benefits to our named executive officers. These plans are principally our 401(k) Plan and our Target Supplemental Retirement Plan. We also provide life, medical and long-term disability insurance, and short-term disability benefits as part of our benefits package. The Committee considers all of these plans and benefits when reviewing total compensation of our executive officers.
401(k). In 2012, our named executive officers participated in our 401(k) plan that covers a group of eligible hourly and salaried employees. In 2012, salaried participants in the 401(k) plan, including Messrs. Gliebe, Hinrichs,

Schlemmer, Underwood and Colvin were eligible to contribute a portion of their compensation on a pre-tax basis, up to the limits imposed by the Internal Revenue Service, and we made a matching contribution equal to 100% of the first 1% and 50% of the next 5% of base salary contributed by the employees into their 401(k) accounts. We also contributed an additional 2% of Mr. Schlemmer’s base salary to his account under our 401(k) plan pursuant to an arrangement established when the Marathon Electric Salaried Employees’ Pension Plan, in which he participated, was frozen at the end of 2008.
Target Supplemental Retirement Plan and the Management Plan. The Target Supplemental Retirement Plan limits participants to officers and other key employees recommended by our CEO and approved by the Committee. All of our named executive officers currently participate in this plan. The Committee’s intent in offering benefits under the Target Supplemental Retirement Plan is to provide a competitive retirement package to participants in the plan by extending retirement benefits without regard to statutory limitations under tax-qualified plans.
When the Target Supplemental Retirement Plan was approved by the independent members of the Board in January 1994, the benefit amounts were benchmarked against a group of then peer companies in consultation with a compensation consultant. The Committee periodically reviews these benchmarks to determine if they are still appropriate.
Prior to April 10, 2012, Mr. Schlemmer did not participate in the Target Supplemental Retirement Plan. Instead, he participated in the Supplemental Employee Retirement Plan for Salary Level 27 & 30 Employees, or the Management Plan, which is designed to provide a supplemental retirement income benefit for certain employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan at the end of 2008. On April 10, 2012, the Committee approved the participation by Mr. Schlemmer in the Target Supplemental Retirement Plan. To reflect his earlier participation in the Management Plan, the monthly pension benefit payable to Mr. Schlemmer under the Target Supplemental Retirement Plan will be reduced by the amount payable to him under the Management Plan. This reduction is reflected in the terms of the Participation Agreement that Mr. Schlemmer executed in connection with his participation in the Target Supplemental Retirement Plan. For more information on the Target Supplemental Retirement Plan and the Management Plan, see the description under the heading “Retirement Benefits” below.
What perquisites do we provide?
We provided a modest level of personal benefits to named executive officers in 2012, as summarized below:

•	Each of the executive officers had use of a company car for business and personal travel.

•
Our executive officers are provided with enhanced short-term and long-term disability benefits compared with our other salaried employees. For salaried employees who are not executive officers, the short-term disability benefit provides up to six months of base salary replacement in an amount between 60% and 100% of the salaried employee’s base salary depending on the salaried employee’s credited years of service with our company. For our executive officers, base salary replacement is 100% regardless of credited years of service. For salaried employees who are not executive officers, the long-term disability benefit commences following six months of disability and provides a benefit of 60% of base salary (which base salary is capped at $300,000 for purposes of calculating the long-term disability benefit). For our executive officers, the same formula applies but there are no caps.

•
We provide our executive officers with company-paid term life insurance. The premiums paid for each of our named executive officers for this life insurance in 2012 are included below in the “Summary Compensation Table for Fiscal Years 2010-2012” in the column entitled “All Other Compensation.” We do not provide a tax gross up in connection with this benefit.

•
We reimbursed one of our named executive officers for certain expenses incurred in connection with his relocation to our corporate headquarters and made him whole for the income taxes owed by him as a result of the reimbursements. The make-whole payment for income taxes owed as a result of the reimbursement totaled less than $1,500 for the officer.

•
Prior to 2012, we had a practice of paying the income taxes owed by certain named executive officers on income imputed to them as a result of business flights on which their spouses accompanied the executive officers. In July 2012, the Committee discontinued this benefit, and no such payments were made to the named executive officers for flights in 2012.

How do we assure that compensation keeps our executives focused on long-term success?
Our long-term success depends on excellent financial and operational performance year after year. Therefore, to focus on both the short and long-term success of the Company, our named executive officers’ compensation includes a significant portion—approximately 64%, on average—that is “at risk” because the value of such compensation is determined based on the achievement of specified results or subject to forfeiture. If short-term and long-term financial goals are not achieved, then performance-related compensation will decrease. If goals are exceeded, then performance-related compensation will increase.
In addition, compensation paid in the form of equity awards, such as RSUs, SARs and performance shares, instead of cash is at-risk because its value varies with changes in the stock price. By creating a total compensation package where a considerable percentage is paid in equity awards, our executive officers have a significant stake in the long-term success of the Company and gain financially along with our shareholders.
As shown in the following charts, in fiscal 2012, 63% of the CEO’s total compensation and, on average, 65% of the other named executive officers’ compensation was at-risk dependent on performance. Fifty-one percent (51%) of the CEO’s total compensation and, on average, 51% of the other named executive officers’ total compensation was paid in RSUs or SARs.

What are our executive stock ownership requirements?
To underscore the importance of linking executive compensation and shareholder interests, we have implemented stock ownership requirements for certain executives, including our named executive officers. Executives subject to these stock ownership requirements must own a certain dollar value amount of stock before they are permitted to sell shares (other than shares sold to pay option exercise prices or shares sold or surrendered to cover taxes). Executives who sell shares in violation of these requirements may be ineligible for future long-term incentive awards. The stock ownership policy requires our CEO to hold shares with a value five (5) times his base salary. For our Chief Operating Officer and Chief Financial Officer, the ownership threshold is three (3) times base salary and for all other executives the ownership threshold is one (1) times base salary.
What severance and change in control benefits do we provide?
We have no employment agreements with any of our named executive officers that provide benefits prior to a change in control of our company. However, we have entered into change in control and termination agreements with Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin and, under our equity incentive plans, a change in control of our company may trigger potential benefits for all participants, including accelerated vesting of awards. For a detailed description of the material terms and conditions of these agreements and the change in control provisions of our equity incentive plans, see the “Potential Payments upon a Termination or Change in Control” section below.
The Committee believes the change in control and termination benefits that we provide our named executive officers under the change in control and termination agreements and our equity incentive plans are consistent with the Committee’s overall objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. The purpose of the benefits is to focus our named executive officers on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change in control. The change in control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected current and long-term compensation for a specified period following the change in control, vesting awards granted prior to the change in control and, in the case of Messrs. Gliebe and Colvin, making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change in control and any related termination of employment. All of our change in control agreements contain “double trigger” provisions, which means that, for an executive officer to receive severance benefits under the agreement, in addition to the change in control there must be some adverse change in the circumstances of the executive officer’s employment. The Committee selected the triggering events for change in control and termination benefits to our named executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described earlier in this paragraph. Other than the change in control and termination agreements, we have no formal severance program in place for our named executive officers.
In 2011 the Committee adopted a policy eliminating tax gross-ups from all new change in control and termination agreements that we enter into with our executive officers. This policy was applied to the change in control and termination agreements entered into with Messrs. Hinrichs and Underwood in 2010 and Mr. Schlemmer in 2011, as well as one additional executive officer who is not a named executive officer, which contain no tax gross-ups.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth for each of our named executive officers: (1) the dollar value of base salary and annual cash incentive earned during the years indicated; (2) the full grant date fair value of RSU and SAR awards granted during the years indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the indicated year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the years indicated; (5) all other compensation for the years indicated; and, finally, (6) the dollar value of total compensation for the years indicated. Our named executive officers are our Chairman and CEO, our Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers as of December 29, 2012 (each of whose total cash compensation exceeded $100,000 for fiscal year 2012). In accordance with the rules of the SEC, the table includes information for the fiscal years ended January 1, 2011, December 31, 2011 and December 29, 2012 for each named executive officer or such shorter period as the named executive officer has been a named executive officer.
SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2010-2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Mark J. Gliebe	2012	898,750	0	1,194,928	2,227,539	775,520	1,547,848	25,154	6,669,738
Chairman and Chief Executive Officer	2011	765,000	0	1,214,472	1,741,350	884,924	972,467	24,318	5,602,531
(Principal Executive Officer)(6)	2010	569,500	0	466,336	963,900	900,000	731,674	21,789	3,653,199

Charles A. Hinrichs	2012	435,000	0	286,020	559,121	202,893	0	11,015	1,494,049
Vice President and Chief Financial Officer(7)	2011	412,500	0	260,244	535,800	332,386	0	15,937	1,556,867
(Principal Financial Officer)	2010	110,999	0	200,003	0	143,000	0	19,673	473,675

Jonathan J. Schlemmer	2012	478,000	0	298,732	581,486	272,480	65,899	18,445	1,715,042
Chief Operating Officer(8)	2011	368,267	0	224,099	442,035	276,653	22,174	60,468	1,393,696

Peter C. Underwood	2012	360,500	0	216,104	402,567	152,589	0	24,310	1,156,070
Vice President, General Counsel and Secretary(9)	2011	340,002	0	213,256	428,640	226,627	0	120,132	1,328,657

Terry R. Colvin	2012	308,750	0	100,107	183,392	105,638	74,318	16,874	789,079
Vice President, Corporate Human Resources	2011	282,500	0	108,435	214,320	166,912	80,980	18,964	872,111
	2010	253,250	0	138,060	272,160	208,000	8,369	15,659	895,498

(1)
These amounts reflect the full grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2012, 2011 and 2010 are included under the caption “Shareholders’ Equity” in Notes 9, 9 and 10, respectively, of the Notes to Consolidated Financial Statements in the 2012, 2011 and 2010 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(2)
These amounts reflect the full grant date fair value of all option awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2012, 2011 and 2010 are included under the caption “Shareholders’ Equity” in Notes 9, 9 and 10, respectively, of the Notes to Consolidated Financial Statements in the 2012, 2011 and 2010 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(3)
As discussed in more detail in the Compensation Discussion and Analysis, under the SVA Cash Incentive Plan we pay any annual cash incentive amounts earned above the target annual cash incentive value in three equal annual installments. Since the amounts shown for 2010 and 2011 with respect to each named executive officer are in excess of 100% of the applicable target annual cash incentive values, we have paid or will pay, as applicable, a portion of the amount in installments over the next three years as long as the named executive officer has not voluntarily terminated his employment with us (other than upon retirement) or been terminated for cause on the installment payment date.

(4)
The values shown are not current cash benefits, but rather actuarial calculations of the change in the accumulated benefit obligations under the Target Supplemental Retirement Plan. Mr. Gliebe has 30 years of credited service with our company under the Target Supplemental Retirement Plan.

(5)
The amounts shown include payments for personal benefits and for the other items identified in the following sentences. We provide a modest level of personal benefits to named executive officers. These personal benefits include use of a company car, the payment of certain moving expenses and the payment of life insurance premiums. The amount shown for Mr. Underwood includes a make-whole payment of $1,218 for income taxes owed as a result of our reimbursement of certain moving expenses. For 2012, other items included in this column were: company contributions to the named executive officers’ 401(k) plans of $8,750, $7,500, $8,709, $8,750 and $8,509 for Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin, respectively.

(6)
Mr. Gliebe served as our President and Chief Operating Officer until May 2, 2011, became our President and Chief Executive Officer effective May 2, 2011 and was elected Chairman of the Board effective January 2, 2012.

(7)	Mr. Hinrichs became our Vice President and Chief Financial Officer effective September 20, 2010.
(8)	Mr. Schlemmer became our Chief Operating Officer effective May 2, 2011.
(9)	Mr. Underwood became our Vice President, General Counsel and Secretary effective September 27, 2010.

Grants of Plan-Based Awards
The following table sets forth information regarding all incentive plan awards that the Committee made to our named executive officers during 2012, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about these awards. Non-equity incentive plan awards are awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.
GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2012

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)
Mark J. Gliebe	5/03/2012	4/10/2012				18,800			1,194,928
	5/03/2012	4/10/2012					99,600	63.56	2,227,538
			0	925,000	1,850,000

Charles A. Hinrichs	5/03/2012	4/10/2012				4,500			286,020
	5/03/2012	4/10/2012					25,000	63.56	559,121
			0	242,000	484,000

Jonathan J. Schlemmer	5/03/2012	4/10/2012				4,700			298,732
	5/03/2012	4/10/2012					26,000	63.56	581,486
			0	325,000	650,000

Peter C. Underwood	5/03/2012	4/10/2012				3,400			216,104
	5/03/2012	4/10/2012					18,000	63.56	402,567
			0	182,000	364,000

Terry R. Colvin	5/03/2012	4/10/2012				1,575			100,107
	5/03/2012	4/10/2012					8,200	63.56	183,392
			0	126,000	252,000
(1)     The table reflects the estimated future payouts at the time these awards were granted under the SVA Cash Incentive Plan, based on the base salaries that become effective on April 1, 2012. As of the date of this proxy statement, these awards have been earned and, up to the target amount, paid out. As discussed in more detail in the Compensation Discussion and Analysis, annual cash incentives earned above the target annual cash incentive value under the SVA Cash Incentive Plan are subject to payment in three equal annual installments. To receive the installment payments, the named executive officer must not have voluntarily terminated his employment with us (other than upon retirement) or been terminated for cause prior to the applicable payment date. We do not credit interest on amounts subject to payment in installments.

Equity Incentive Plan Awards
As reflected in the tables above, the Committee granted equity-based awards to our named executive officers in 2012. The Committee granted these awards under our two equity incentive plans: the 2003 Equity Incentive Plan, or the 2003 Plan, and the 2007 Equity Incentive Plan, or the 2007 Plan. Our equity incentive plans are administered by the Committee with respect to key employee participants, and the Committee generally has the authority to set the terms of awards under the plans except to the extent the plans specify such terms.
Effective May 2012, the Committee awarded 18,800, 4,500, 4,700, 3,400 and 1,575 restricted stock units to Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin, respectively, under the 2003 Plan. Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these restricted stock units with an effective grant date of May 3, 2012, which was the beginning of the first open window period following the Committee’s action. These restricted stock units had a grant date fair value of $63.56 per share as determined pursuant to ASC Topic 718, which is equal to the closing market price of a share of our common stock on the date of grant. All of the units granted to our named executive officers during 2012 remain subject to forfeiture for three years following the date of grant.
The Committee also granted stock appreciation rights, or SARs, to each of our named executive officers in 2012. Effective May 2012, the Committee awarded Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin SARs under the 2007 Plan with respect to 99,600, 25,000, 26,000, 18,000 and 8,200 shares, respectively, at a per share base price of $63.56. Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these SARs with an effective grant date of May 3, 2012, which was the beginning of the first open window period following the Committee’s action. The base price of the SARs equals the closing market price of a share of our common stock on the date of grant. The SARs vest and become exercisable over a five-year period, with 40% vesting on the second anniversary of the grant date and 20% vesting on each of the third, fourth and fifth anniversaries of the grant date. The SARs will expire on May 3, 2022.
Except as otherwise provided by the Committee, awards under the 2003 Plan or any rights or interest may not be assigned or transferred except by will or the laws of descent and distribution during the lifetime of the participant. Awards under the 2007 Plan and any rights under such awards are generally not assignable, alienable, saleable or transferable by participants.
Shareholder Value Added Cash Incentive Plan
As reflected in the tables above, our named executive officers participated in the SVA Cash Incentive Plan, which is designed to promote the maximization of shareholder value over the long term. The SVA Cash Incentive Plan provides annual cash incentive opportunities based on a comparison of actual annual SVA to target SVA for the year in question. Performance above target SVA earns an annual cash incentive more than the target annual cash incentive while performance below target SVA earns an annual cash incentive less than the target annual cash incentive. Under the SVA Cash Incentive Plan, the annual cash incentives earned up to 100% of the target amount are fully paid in cash following the end of that year.
Annual cash incentive amounts earned above 100% of the target amount are paid in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, as long as the named executive officer’s employment with us has not been voluntarily terminated (other than upon retirement) or terminated for cause. We do not credit participants with interest on amounts subject to payment in installments. In 2012, the percent of target annual cash incentive actually earned was below 100%. Therefore, no portion of the annual cash incentive amounts earned for 2012 was deferred and subject to payment in installments.

Supplemental Retirement Plans
The column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table includes amounts attributable to the change in the actuarial present value of the respective accumulated benefits under the Target Supplemental Retirement Plan for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information on outstanding option and stock awards and stock appreciation rights held by our named executive officers on December 29, 2012, including the number of shares underlying both exercisable and unexercisable portions of each stock option and stock appreciation right as well as the exercise or grant price and expiration date of each outstanding option and stock appreciation right.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)

Mark J. Gliebe	25,000	0	29.00	1/3/2015
	35,000	0	36.36	1/27/2016
	35,000	0	48.05	2/6/2017
	28,000	7,000(4)	42.28	5/2/2018
	21,000	14,000(5)	42.65	5/8/2019
	17,000	25,500(6)	61.36	5/5/2020
	0	65,000(7)	72.29	5/4/2021
	0	99,600(8)	63.56	5/3/2022
					43,200(9)	2,968,704

Charles A. Hinrichs	0	20,000(10)	72.29	5/4/2021
	0	25,000(11)	63.56	5/3/2022
					11,718(12)	805,261

Jonathan J. Schlemmer	8,000	0	29.00	1/3/2015
	8,000	0	36.36	1/27/2016
	6,000	0	44.12	5/1/2017
	4,800	1,200(13)	42.28	5/2/2018
	3,600	2,400(14)	42.65	5/8/2019
	2,400	3,600(15)	61.36	5/5/2020
	0	16,500(16)	72.29	5/4/2021
	0	26,000(17)	63.56	5/3/2022
					8,400(18)	577,248

Peter C. Underwood	0	16,000(19)	72.29	5/4/2021
	0	18,000(20)	63.56	5/3/2022
					8,159(21)	560,686

Terry R. Colvin	7,500	0	42.94	9/11/2016
	7,500	0	44.12	5/1/2017
	7,200	1,800(22)	42.28	5/2/2018
	9,000	6,000(23)	42.65	5/8/2019
	4,800	7,200(24)	61.36	5/5/2020
	0	8,000(25)	72.29	5/4/2021
	0	8,200(26)	63.56	5/3/2022
					5,325(27)	365,934

1)    Exercisable stock options are vested. Unexercisable stock options vest as noted.
2)    Restricted stock and restricted stock units vest as noted.

3)	Based on $68.72 per share closing price of our common stock on the New York Stock Exchange on December 29, 2012.

4)	These stock appreciation rights vest with respect to 7,000 shares on 5/02/2013.

5)	These stock appreciation rights vest with respect to 7,000 shares on each of 5/8/2013 and 5/8/2014.

6)	These stock appreciation rights vest with respect to 8,500 shares on each of 5/5/2013, 5/5/2014 and 5/5/2015.

7)	These stock appreciation rights vest with respect to 26,000 shares on 5/4/2013 and 13,000 shares on each of 5/4/2014, 5/4/2015 and 5/4/2016.

8)	These stock appreciation rights vest with respect to 39,840 shares on 5/3/2014 and 19,920 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.

9)	7,600 shares vest on 5/5/2013, 16,800 shares vest on 5/4/2014 and 18,800 shares vest on 5/3/2015.

10)	These stock appreciation rights vest with respect to 8,000 shares on 5/4/2013 and 4,000 shares on each of 5/4/2014, 5/4/2015 and 5/4/2016.

11)	These stock appreciation rights vest with respect to 10,000 shares on 5/3/2014 and 5,000 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.

12)	3,618 shares vest on 11/3/2013, 3,600 shares vest on 5/4/2014 and 4,500 shares vest on 5/3/2015.

13)	These stock appreciation rights vest with respect to 1,200 shares on 5/2/2013.

14)	These stock appreciation rights vest with respect to 1,200 shares on each of 5/8/2013 and 5/8/2014.

15)	These stock appreciation rights vest with respect to 1,200 shares on each of 5/5/2013, 5/5/2014 and 5/5/2015.

16)	These stock appreciation rights vest with respect to 6,600 shares on 5/4/2013 and 3,300 shares on each of 5/4/2014, 5/4/2015 and 5/4/2016.

17)	These stock appreciation rights vest with respect to 10,400 shares on 5/3/2014 and 5,200 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.

18)	600 shares vest on 5/5/2013, 3,100 shares vest on 5/4/2014 and 4,700 shares vest on 5/3/2015.

19)	These stock appreciation rights vest with respect to 6,400 shares on 5/4/2013 and 3,200 shares on each of on 5/4/2014, 5/4/2015 and 5/4/2016.

20)	These stock appreciation rights vest with respect to 7,200 shares on 5/3/2014 and 3,600shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.

21)	1,809 shares vest on 11/3/2013, 2,950 shares vest on 5/4/2014 and 3,400 shares vest on 5/3/2015.

22)	These stock appreciation rights vest with respect to 1,800 shares on 5/2/2013.

23)	These stock appreciation rights vest with respect to 3,000 shares on each of 5/8/2013 and 5/8/2014.

24)	These stock appreciation rights vest with respect to 2,400 shares on each of 5/5/2013, 5/5/2014 and 5/5/2015.

25)	These stock appreciation rights vest with respect to 3,200 shares on 5/4/2013 and 1,600 shares on each of on 5/4/2014, 5/4/2015 and 5/4/2016.

26)	These stock appreciation rights vest with respect to 3,280 shares on 5/3/2014 and 1,640 shares on each of 5/3/2015, 5/3/2016 and 5/3/2017.

27)	2,250 shares vest on 5/5/2013, 1,500 shares vest on 5/4/2014 and 1,575 shares vest on 5/3/2015.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options and stock appreciation rights exercised and the stock awards that vested during the last fiscal year for each of our named executive officers on an aggregate basis.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2012

	Stock Option Awards		Restricted Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark J. Gliebe	25,000	946,500	8,000	495,360
Charles A. Hinrichs	0	0	0	0
Jonathan J. Schlemmer	0	0	600	37,152
Peter C. Underwood	0	0	0	0
Terry R. Colvin	0	0	1,500	92,880
RETIREMENT BENEFITS (TARGET SUPPLEMENTAL RETIREMENT PLAN)
The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each non-tax-qualified defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of our named executive officers are included under the caption “Retirement Plans” in Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 29, 2012 and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in our audited financial statements for the year ended December 29, 2012. The table also reports any pension benefits paid to each named executive officer during the year.
PENSION BENEFITS FOR FISCAL 2012

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark J. Gliebe	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	30	4,744,325(1)	0
Charles A. Hinrichs	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	2	0	0
Jonathan J. Schlemmer	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	4	139,082	0
Peter C. Underwood	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	2	0	0
Terry R. Colvin	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	6	163,667	0

(1)
In addition to the six years that Mr. Gliebe has been employed by us, he has been credited under the Regal Beloit Target Supplemental Retirement Plan with the 24 years for which he had credit under his previous employer’s retirement plan. When Mr. Gliebe’s benefits are paid under the Target Supplemental Retirement Plan, we will deduct from the benefit owed to Mr. Gliebe those amounts paid by his previous employer under the previous employer’s retirement plan.

Target Supplemental Retirement Plan
Each of our named executive officers participates in the Target Supplemental Retirement Plan, or the Supplemental Plan. The Supplemental Plan limits participants to officers and other key employees selected by the Committee. The purpose of the Supplemental Plan is to provide replacement income for executives, which is comparable, on a percentage basis, to the retirement income that other employees are entitled to receive and to provide competitive retirement benefits as compared to our peer group of companies. The Supplemental Plan does this by supplementing retirement income which is lost to higher paid employees due to Social Security caps and limits on income considered for our qualified retirement plans. Under the Supplemental Plan, participants are entitled, upon retirement, to receive a target supplemental retirement benefit. This benefit ensures that a participant receives an annual pension benefit that provides up to a maximum of 60% of compensation replacement by paying a benefit that is equal to two percent of the participant’s average annual earnings, which is comprised of the participant’s base salary (including any base salary that the participant waived) and target annual cash incentives, including annual cash incentives pursuant to the SVA Cash Incentive Plan, during the final five years of service with our company, multiplied by the participant’s years of service with our company (up to a maximum of 30 years), less the participant’s Social Security retirement benefit. For Mr. Gliebe, the monthly pension benefit payable under the Supplemental Plan is reduced by the amount payable to Mr. Gliebe under his previous employer’s retirement plan. For Mr. Schlemmer, the monthly pension benefit payable under the Supplemental Plan is reduced by the amount payable to Mr. Schlemmer under the Management Supplemental Retirement Plan (discussed below).
To be eligible to receive benefits under the Supplemental Plan upon termination, a participant must have a minimum of 10 years of continuous service and to have reached the age of at least 58 or to have reached the age of 65. The Committee has discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for benefits. As part of the compensation package we offered Mr. Hinrichs when he joined our company in 2010, we reduced the years of continuous service required for him to be eligible to receive a retirement benefit under the Supplemental Plan to 7.5 years.
Management Supplemental Retirement Plan
Prior to April 10, 2012, Mr. Schlemmer did not participate in the Target Supplemental Retirement Plan. Instead, he participated in a plan that was designed to provide a supplemental retirement income benefit for certain employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan at the end of 2008, which we refer to as the “Management Plan.” The Management Plan supplemented retirement income which was lost as a result of the freezing of the Marathon Electric Salaried Employees’ Pension Plan. Under that plan, eligible participants are entitled to receive a target supplemental retirement benefit that is equal to a specified percent (0.6743% in the case of Mr. Schlemmer) of the participant’s final average annual earnings, which is the average of the participant’s annual base salary during the final five years of service with our company, multiplied by the participant’s years of service with our company on and after January 1, 2009 (up to a maximum of 30 years).
To be eligible to receive benefits under the Management Plan upon termination, a participant must have (i) a minimum of 7 years of vesting service, (ii) a minimum of 15 years of vesting service and to have reached the age of at least 58, (iii) reached the age of 65, or (iv) become disabled. Certain participants, including Mr. Schlemmer, receive credit for years of vesting service completed with our company and with their previous employer, General Electric Company. The Committee has discretion to grant additional years of vesting service and/or revise the retirement age requirement for a participant to qualify for benefits, which discretion has never been exercised.
On April 10, 2012, the Committee approved the participation by Mr. Schlemmer in the Target Supplemental Retirement Plan. To reflect his earlier participation in the Management Plan, the monthly pension benefit payable to Mr. Schlemmer under the Target Supplemental Retirement Plan will be reduced by the amount payable to him under the

Management Plan. This reduction is reflected in the terms of the Participation Agreement that Mr. Schlemmer executed in connection with his participation in the Target Supplemental Retirement Plan.
Potential Payments on a Termination or Change in Control
We have no employment agreements with any of our named executive officers that provide for any benefits prior to a change in control of our company. We have entered into agreements and maintain plans that require us to provide certain benefits to our named executive officers if we undergo a change in control and if the employment of our named executive officers terminates or is adversely affected under circumstances specified in the agreements and plans.
Termination of Employment Prior to a Change in Control
Under our equity incentive plans, if a named executive officer’s employment with us terminates for any reason other than “cause,” all outstanding stock option and stock appreciation right awards generally expire on approximately the thirtieth day following the termination, and all unvested restricted stock awards are forfeited, subject, under certain circumstances, to exceptions permitted by the Committee. If a named executive officer’s employment is terminated for cause, restricted stock awards that have not vested are generally forfeited immediately, and each unexpired and uncancelled stock option or stock appreciation right award, to the extent not previously exercised, terminates immediately. “Cause” is defined under our equity incentive plans as (i) the participant’s commission of any felony; (ii) the participant’s fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information or (iii) other acts or omissions by the participant that result in a breach of any fiduciary duty the participant owes to us.
Change in Control without Termination of Employment
Other than the protections provided by our equity incentive plans, we do not maintain any formal severance program for our named executive officers outside of the context of a change in control of our company. In the context of a change in control, however, our key executive employment and termination agreements with each of our named executive officers as well as our equity incentive plans require us to provide certain benefits to covered named executive officers. The agreements also provide for enhanced benefits if the employment of the covered named executive officers terminates in connection with a change in control of our company. A change in control under our agreements with our named executive officers and our existing equity incentive plans generally means any of the following: (i) a person or entity acquires 20% or more of our common stock, (ii) a change occurs in the composition of the board of directors that is not approved by at least two-thirds of the existing directors, (iii) our shareholders approve a merger, consolidation or share exchange other than one that would result in less than a 50% change in ownership of us as the surviving entity, or (iv) our shareholders approve a plan for our dissolution or liquidation.
Under our agreements with our named executive officers, upon a change in control, we are required to cause all restrictions on any restricted stock awards made to the named executive officer prior to the change in control to lapse and to fully and immediately vest all stock options and SARs granted to the named executive officer prior to the change in control. We are also required, after the change in control, generally to maintain base salaries, fringe benefits, and incentive compensation opportunities at a level equivalent to or higher than the level at which we provided such benefits prior to the change in control.
In addition, in the event of a change in control, under our existing equity incentive plans, any participant holding a stock option or SAR may exercise the option or SAR in full, even if the option was not otherwise exercisable, and has the right to receive, upon sixty days’ written notice to us after the change in control, cash equal to the excess of the change in control price of the shares covered under the surrendered option or SAR over the exercise or base price of the surrendered options or SARs. On the date of the change in control, any unvested restricted stock awards held by a participant vest in full and each participant has the right, upon sixty days’ written notice to us, to receive, in exchange for the surrender of the restricted stock awards, an amount of cash equal to the change in control price of the restricted stock awards.
If the change in control transaction would trigger the adjustment provisions of our existing equity incentive plans, because, under the 2003 Plan, it is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares, or because, under the 2007 Plan, it is a merger, specified subdivision, combination or dividend of shares, a cash dividend meeting certain requirements, or other event that, in the judgment of the Board or the Committee requires an adjustment to prevent dilution or enlargement of the benefits under the 2007 Plan, the Committee or the Board may make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits available under our equity incentive plans. Under the adjustment provision, the Committee may also determine a cash payment amount to be paid to the holder of any outstanding award in exchange for cancellation of all or a part of the award. However, under the 2003 Plan, if the event or transaction creates a change in control, then any such payment must be the greatest amount the participant could have received under the change in control provisions described above and, if the Committee determines it is necessary, each share subject to an award may be substituted by the number and kind of shares, other securities, cash or other property to which holders of our common stock are or will be entitled pursuant to the transaction.
Termination of Employment Connected to a Change in Control
The severance benefits provided under our agreements with our current named executive officers are triggered if, during the period starting six months before and ending, in the case of Messrs. Gliebe and Hinrichs, three years or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, after a change in control of our company, the executive’s employment is terminated. If the executive’s employment is terminated for cause, or as a consequence of death or disability, our obligations under the agreement are limited to the payment of amounts already earned, plus a prorated portion of any bonus, including annual cash incentives under the SVA Cash Incentive Plan, assuming the performance goal for such bonus had been attained. We may terminate the executive for “cause” under these agreements if he (i) engages in intentional conduct not taken in good faith that has caused us demonstrable and serious financial injury, (ii) is convicted of a felony which substantially impairs the executive’s ability to perform his duties, or (iii) willfully and unreasonably refuses to perform his duties or responsibilities.
If the executive’s employment is terminated other than for cause or as a result of death or disability, or by the executive with good reason, our full obligations under the agreement will be triggered. The executive may terminate his employment with “good reason” under the agreements if

•	we breach the terms of the agreement;

•	we reduce the executive’s base salary, annual cash incentive opportunity or benefits;

•	we remove the executive from positions within our company;

•	the executive determines in good faith that there has been a material adverse change in his working conditions or status;

•	we relocate the executive; or

•	we require the executive to travel 20% more frequently than prior to the change in control.
Under the agreements, the executive will receive a termination payment that is equal to, in the case of Messrs. Gliebe and Hinrichs, three times or, in the case of Messrs. Schlemmer, Underwood and Colvin, two times the sum of (1) the executive’s annual base salary then in effect (2) the higher of (i) the executive’s annual cash incentive target bonus for the fiscal year of the termination, which includes annual cash incentive payments under the SVA Cash Incentive Plan, or (ii) the annual cash incentive received in the year prior to the change in control and (3) the value of all benefits. The agreements with Messrs. Gliebe and Colvin, but not the agreements with Messrs. Hinrichs, Schlemmer and Underwood, also contain a gross-up provision, which provides for additional payments to the executives to compensate them for any excise taxes on payments related to the change in control that may be imposed on the executives under the Internal Revenue Code. In 2010 we adopted a policy prohibiting such gross-up provisions in future change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Messrs. Hinrichs and Underwood in November 2010 and Mr. Schlemmer in May 2011.
The executive also will receive outplacement services, health and life insurance for up to, in the case of Messrs. Gliebe and Hinrichs, three years, or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, and the reimbursement of certain accounting and legal fees related to calculating the tax impact of these payments. We will also waive any minimum years of service requirements with respect to supplemental retirement programs, including the Target Supplemental Retirement Plan, and will make a payment equal to the value of any additional retirement benefits the executive would receive if he had remained employed for, in the case of Messrs. Gliebe and Hinrichs, three years, or in the case of Messrs. Schlemmer, Underwood and Colvin, two years. The executive will also be credited with, in the case of Messrs. Gliebe and Hinrichs, three years’ or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years’ additional service under any post-retirement welfare benefit plan that we maintain. Finally, we will pay any performance awards granted under a long-term incentive plan at target as if all performance requirements were met, but offset by any amount paid upon the change in control under the same award. We do not currently maintain any long-term cash incentive plan and no awards are outstanding to our named executive officers under any such plan.
2013 Equity Incentive Plan
As disclosed above, in January 2013 the Committee approved a new 2013 Equity Incentive Plan, subject to shareholder approval at the Annual Meeting, with the following features:

•	Awards granted under the 2013 Plan will be subject to “double-trigger” vesting in a change of control transaction, meaning that:

•	If the survivor in the transaction agrees to assume the awards, vesting will continue and be accelerated only upon a termination without cause or for good reason.

•	If awards are not assumed, then vesting accelerates and performance awards pay out at the higher of trend or target.

•
A change of control will be defined in the 2013 Plan so that shareholder approval of a change of control transaction will not be treated as a change of control; instead, consummation of the transaction would be required.

•	No “gross-up” will be provided for excise taxes on golden parachute payments.

•
Awards will be subject to forfeiture if the award recipient competes with us or discloses confidential information or if, after the recipient’s termination from employment, the recipient solicits our customers or employees or takes other actions contrary to our interests.

•	Awards granted under the 2013 Plan are subject to any applicable clawback policy (to the extent contemplated by such policy).
Tables Summarizing Payments Upon Termination or Change in Control
The following tables describe the potential payments upon termination and change in control. These tables assume that the triggering event or events occurred on December 29, 2012, the last day of our fiscal year, and the price per share of our common stock was $68.72, the closing market price on the last trading day prior to that date.

The following table sets forth certain information relating to the compensation of Mr. Gliebe, our Chairman and Chief Executive Officer, upon a change in control of our company and following a termination of Mr. Gliebe’s employment. Mr. Gliebe is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control (2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive		$775,520			$775,520	$775,520
Payment of SVA from Prior Years		569,925			569,925	569,925
Termination Payment					5,624,169
Target Supplemental Plan(3)					6,017,626
Restricted Stock
Unvested and Accelerated				$2,968,704	2,968,704	2,968,704
Stock Appreciation Rights
Unvested and Accelerated				1,251,676	1,251,676	1,251,676
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					3,822,784
Post-termination Health & Life Insurance					70,409
Life Insurance Proceeds(5)						700,000
Disability(6)						375,000
Accrued Vacation Pay	$71,154	71,154	$71,154		71,154	71,154
Accounting and Legal Services					15,000
Outplacement Services					92,500
280G Tax Gross-up					7,042,777
Total:	$71,154	$1,416,599	$71,154	$4,220,380	$28,322,244	$6,711,979(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.

(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.

(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.

(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional three years.

(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(6)
Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)
The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Hinrichs, our Vice President and Chief Financial Officer, upon a change in control of our company and following a termination of Mr. Hinrichs’ employment. Mr. Hinrichs is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control (2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive		$202,893			$202,893	$202,893
Payment of SVA from Prior Years		149,051			149,051	149,051
Termination Payment					2,361,639
Target Supplemental Plan(3)
Restricted Stock
Unvested and Accelerated				$805,261	805,261	805,261
Stock Appreciation Rights
Unvested and Accelerated				129,000	129,000	129,000
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					437,857
Post-termination Health & Life Insurance					49,386
Life Insurance Proceeds(5)						400,000
Disability(6)						84,000
Accrued Vacation Pay	$33,846	33,846	$33,846		33,846	33,846
Accounting and Legal Services					15,000
Outplacement Services					44,000
280G Tax Cutback
Total:	$33,846	$385,790	$33,846	$934,261	$4,227,933	$1,804,051(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.

(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.

(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.

(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional three years.

(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(6)
Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)
The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Schlemmer, our Chief Operating Officer, upon a change in control of our company and following a termination of Mr. Schlemmer’s employment. Mr. Schlemmer is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control (2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive		272,480			272,480	272,480
Payment of SVA from Prior Years		124,455			124,455	124,455
Termination Payment					1,703,894
Management Plan(3)					64,817
Restricted Stock
Unvested and Accelerated				577,248	577,248	577,248
Stock Appreciation Rights
Unvested and Accelerated				120,792	120,792	120,792
Benefits and Perquisites:
Cash Payment Under Retirement Plans(4)					489,899
Post-termination Health & Life Insurance					42,159
Life Insurance Proceeds(5)						400,000
Disability(6)						120,000
Accrued Vacation Pay	38,462	38,462	38,462		38,462	38,462
Accounting and Legal Services					15,000
Outplacement Services					50,000
280G Tax Cutback
Total:	$38,462	$435,397	$38,462	$698,040	$3,499,206	$1,653,437(7)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.

(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.

(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.

(4)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional two years.

(5)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(6)
Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(7)
The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Underwood, our Vice President, General Counsel and Secretary, upon a change in control of our company and following a termination of Mr. Underwood’s employment. Mr. Underwood is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control (2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive		$152,589			$152,589	$152,589
Payment of SVA from Prior Years		100,126			100,126	100,126
Termination Payment					1,227,786
Target Supplemental Plan
Restricted Stock
Unvested and Accelerated				$560,686	560,686	560,686
Stock Appreciation Rights
Unvested and Accelerated				92,880	92,880	92,880
Benefits and Perquisites:
Cash Payment Under Retirement Plans(3)					216,074
Post-termination Health & Life Insurance					42,159
Life Insurance Proceeds(4)						400,000
Disability(5)						38,400
Accrued Vacation Pay	$28,000	28,000	$28,000		28,000	28,000
Accounting and Legal Services					15,000
Outplacement Services					36,400
280G Tax Cutback
Total:	$28,000	$280,715	$28,000	$653,566	$2,471,700	$1,372,681(6)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.

(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.

(3)	Reflects a cash payment that is equal to the value of additional retirement benefits that the executive would have received if he remained employed with us for an additional two years.

(4)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(5)
Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(6)
The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Colvin, our Vice President, Corporate Human Resources, upon a change in control of our company and following a termination of Mr. Colvin’s employment. Mr. Colvin is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control (2)	Death or Disability
Compensation:
Current Year SVA Annual Cash Incentive		$105,638			$105,638	$105,638
Payment of SVA from Prior Years		120,247			120,247	120,247
Termination Payment					999,532
Target Supplemental Plan(3)					186,648
Restricted Stock
Unvested and Accelerated				$365,934	365,934	365,934
Stock Appreciation Rights
Unvested and Accelerated				257,004	257,004	257,004
Benefits and Perquisites:
Cash Payment Under Retirement Plans					241,088
Post-termination Health & Life Insurance					31,192
Life Insurance Proceeds(4)						400,000
Disability(5)						9,000
Accrued Vacation Pay	$24,231	24,231	$24,231		24,231	24,231
Accounting and Legal Services					15,000
Outplacement Services					31,500
280G Tax Gross-up					564,727
Total:	$24,231	$250,116	$24,231	$622,938	$2,942,741	1,282,054(6)

(1)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason not in connection with a change in control of our company.

(2)	Assumes the executive’s employment is terminated by us without cause or by the executive with good reason in connection with a change in control of our company.

(3)	Present value of annuity commencing on retirement and paid monthly for 15 years.

(4)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(5)
Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the executive over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(6)
The total amount shown is larger than the amount the executive would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

We set forth below a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination.
Current Year SVA Annual Cash Incentive
In the event of a termination of the executive upon retirement, death, disability or in connection with or upon a change in control of our company, the executive is entitled to receive a prorated portion of the target award for the current year SVA. In the event of a voluntary termination other than retirement, the executive is not entitled to a portion of the target award for the current year SVA.
Prior Year SVA Annual Cash Incentive Subject to Installment Payments
In the event of an involuntary termination not for cause or a termination of the executive upon retirement, death, disability or following a change in control, the executive is entitled to receive the balance of the SVA awards from prior years that have not been paid. Such amounts will be paid as soon as practical following the termination. In the event of a voluntary termination, the executive is not entitled to any deferred SVA awards from previous years.
Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights
Under our equity incentive plans, in the event of a termination for death, disability or retirement, other than in connection with a change in control, our Board generally has discretion to fully vest any unvested awards. The tables assume the Board exercises such discretion and fully vests the stock options, SARs, restricted stock and restricted stock units. All unvested stock options, SARs, restricted stock and restricted stock units vest upon a change in control.
Life Insurance Proceeds
Life insurance proceeds are the death benefits on company paid life insurance. No life insurance payments will be made in connection with a termination for disability.
Except as otherwise noted, the following items apply only to a termination in the context of a change in control for Messrs. Gliebe, Hinrichs, Schlemmer, Underwood and Colvin. We assume the termination is without cause or by the executive with good reason. Further, we assume that the change in control and the executive’s termination of employment both occurred on December 29, 2012, the last day of our fiscal year.
Supplemental Retirement Plan
In the event of a termination related to a change in control, we will waive the years of service requirement under the Target Supplemental Retirement Plan. Amounts reported in the table reflect the present value of the accumulated benefit, using a four and one-tenth percent (4.10%) discount rate.
Equity Acceleration
The executive will be entitled to the vesting of all of the executive’s then unvested stock options, SARs, restricted stock and restricted stock units upon a change in control.
Cash Payment Under Retirement Plans
The amounts relating to the cash payments under our retirement plans in the tables above reflect the cash payment that is equal to the value of additional retirement benefits that each executive would have received if he remained employed with our company for an additional three years, in the case of Messrs. Gliebe and Hinrichs, or two years, in the case of Messrs. Schlemmer, Underwood and Colvin.

Post-Retirement Health Care Benefits
The executive will be covered under our health and life insurance for, in the case of Messrs. Gliebe and Hinrichs, three years or, in the case of Messrs. Schlemmer, Underwood and Colvin, two years, unless the executive obtains equal or greater benefits from another employer. We have assumed the executive will not obtain benefits from another employer.
Accounting and Legal Services
We are obligated to reimburse the executive for up to $15,000 for accounting and legal services related to the calculation of the tax gross-up amount described below under “Section 280G Tax Gross-up or Cut Back.” The tables assume the entire amount is reimbursed to the executive.
Outplacement
The executive will be entitled to receive outplacement services up to the amount that is equal to ten percent (10%) of the executive’s base salary. The tables assume the executive will use the full amount of this benefit.
Section 280G Tax Gross-up or Cut Back
Upon a change in control of our company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse Messrs. Gliebe and Colvin for all excise taxes that are imposed on them under Section 280G and any income and excise taxes that are payable by them as a result of any reimbursements for Section 280G excise taxes. We have adopted a policy prohibiting such gross-up provisions in new change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Messrs. Hinrichs and Underwood in November 2010 and Mr. Schlemmer in May 2011. To address Section 280G, the agreements with Messrs. Hinrichs, Schlemmer and Underwood include a “best of” provision pursuant to which, if the amounts payable under the agreement and any other of our plans or agreements with the executive would constitute an excess parachute payment and result in an excise tax being imposed on the executive, then the executive will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the executive.
For Messrs. Gliebe and Colvin, the total Section 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon the executive as a result of the change in control, (ii) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the Section 280G gross-up amount in the above tables is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a state income tax rate of 5.0%. For purposes of the Section 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to any non-competition agreement. The payment of the Section 280G tax gross-up will be payable to the executive for any excise tax incurred unless the executive is terminated for cause, death, disability or pursuant to a voluntary termination without good reason. The calculation of this gross-up assumes we can prove, by clear and convincing evidence, that we did not make the equity-based awards in 2012 in connection with or contemplation of a change in control of our company.
Non-Competition
As a condition to each executive’s entitlement to receive the severance payments and other benefits described in this section, the executive is required to execute a waiver of claims and be bound by the terms of a non-competition agreement which prohibits the executive from working in a business that engages in substantial competition with us, for a period of one year from the executive’s termination of employment. Our Board may waive this provision.

Risk Assessment of Compensation Policies and Practices
We seek to design our compensation policies and practices to reflect a balanced approach between incentives to achieve short-term and longer-term objectives, both of which we believe will help us achieve sustained growth and success over the long term. While we recognize that the pursuit of our financial performance objectives and the link between the amount of compensation earned under our incentive arrangements and achievement of the objectives may lead to employee behavior that increases certain risks to our company, we believe that we have designed our compensation programs and policies to mitigate these concerns and help to ensure that our policies and practices are consistent with our risk profile.
Our Board relies on our Compensation and Human Resources Committee to address significant risk exposures facing the company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Committee, with the assistance of management and independent compensation consultants, periodically evaluates our compensation policies and practices to assess whether the risks arising from these policies and practices are likely to have a material adverse effect on our company and to assess the effect on these risks of any changes to our enterprise risk profile. The Committee did not recommend or implement any material changes in 2012 as a result of its most recent assessment, but has identified or implemented the following measures, among others, that it believes serve to mitigate any risks arising from our compensation policies and practices:

•
We use SVA as the performance measure under our annual cash incentive plans for our executive officers and certain of our key non-executive officer employees in part because it ties rewards for participants to both short-term and long-term results that we actually realize. We believe that SVA is the corporate performance measure that is tied most directly, both theoretically and empirically, to the creation of long-term shareholder value. By focusing on our financial performance as a function of invested capital, our SVA-based annual cash incentive plans create incentives for prudent investments in assets that are capable of providing strong long-term returns.

•
We have capped payouts under our SVA-based cash incentive plan for our executive officers at 200% and any cash incentive amounts earned in a year above 100% of the target amount for the year are paid over time in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, so long as the named executive officer has not voluntarily terminated his or her employment with us or has been terminated for cause. We believe that capping the maximum annual cash incentive and deferring over three years the payment of any cash incentive amounts earned above the target cash incentive value serve to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.

•
Our SAR and RSU awards under our long-term incentive compensation arrangements are subject to five- and three-year vesting periods, respectively, which we believe fosters employee retention and further helps to mitigate incentives to take short-term risks, while encouraging our employees to focus on our sustained growth over the long term.

•
We have implemented stock ownership guidelines for certain executives, including our named executive officers, which we believe help to focus our executives on long-term stock price appreciation and sustainability.

•
We have adopted a clawback policy requiring us to recoup incentive compensation paid to our executive officers on the basis of financial results that are subsequently subject to a material restatement.

In addition to the SVA-based annual cash incentive plans discussed above, we maintain revenue-based sales incentive compensation programs for certain of our non-executive officer employees at select business units or functions. The eligible employees are generally engaged in sales functions and our general philosophy regarding their compensation is to provide a portion of their compensation on a variable basis to create incentives for them to bring in new customers and/or increase sales to existing customers. We designed the programs to limit the risks that participants will seek to increase their payouts through low-quality sales or short-term revenue accompanied by long-term costs or additional risks by capping the amount of compensation participants may earn under the programs and by not giving the individual participants final authority over which sales are accepted. We monitor the programs periodically to determine whether our risk-management objectives are being addressed by these features and intend to modify the programs if necessary to reflect changes to our risk profile.
DIRECTOR COMPENSATION
The following table sets forth certain information relating to the compensation of the directors for the last fiscal year other than Mr. Gliebe, who received no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Stephen Burt	72,750	115,044	187,794
Christopher L. Doerr	84,750	115,044	199,794
Thomas J. Fischer	72,750	115,044	187,794
Dean A. Foate (Chair, Compensation and Human Resources Committee)	79,250	115,044	194,294
Henry W. Knueppel	62,750	115,044	177,794
Curtis W. Stoelting (Chair, Audit Committee)	82,250	115,044	197,294
Carol N. Skornicka	72,750	115,044	187,794
Rakesh Sachdev (Chair, Corporate Governance and Director Affairs Committee)	76,250	115,044	191,294

(1)
These amounts reflect the full grant date fair value of all stock awards granted during fiscal 2012, computed in accordance with FASB ASC Topic 718. As of December 29, 2012, the outstanding number of option awards for Messrs. Burt, Doerr, Fischer, Foate, Knueppel, Stoelting and Sachdev and Ms. Skornicka were 0, 20,000, 0, 0, 0, 13,000, 7,000 and 0, respectively. Each Director was awarded 1,810 restricted stock units during 2012. As of December 29, 2012, the outstanding number of restricted stock units for Messrs. Burt, Doerr, Fischer, Foate, Knueppel, Stoelting and Sachdev and Ms. Skornicka were 4,910, 5,410, 5,410, 5,410, 1,810, 5,410, 5,410, and 5,410, respectively.

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board in the industry in which we operate. The equity portion of director compensation is designed to align directors’ interests with shareholders’ interests. The non-employee directors are paid the following fees:

•	Annual retainer fee of $80,000 for each director.

•	Annual retainer fee of $20,000 for the presiding director.

•
Annual retainer fee of $15,000 for the chair of the Audit Committee; $10,000 for the chair of the Compensation and Human Resources Committee; and $8,000 for the chair of the Corporate Governance and Director Affairs Committee.

•	Shares of restricted stock with a value of approximately $115,000 on the grant date.
Each individual non-employee director serving on the Board on April 30, 2012, the date of our 2012 annual shareholders meeting, was awarded 1,810 restricted stock with an effective grant date of May 3, 2012, which was the beginning of the first open window period following the 2012 annual shareholders meeting. The restricted stock units had a grant date fair value of $63.56 per share as determined pursuant to FASB ASC Topic 718, which is equal to the closing market price of a share of our common stock on the date of grant. The units remain subject to forfeiture for three years following the date of grant.
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 29, 2012.
This report of the Compensation and Human Resources Committee has been presented by the following named directors currently comprising the Committee: Dean A Foate (Chairperson), Carol Skornicka and Thomas J. Fischer.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The current members of the Compensation and Human Resources Committee of the Board of Directors are Dean A Foate (Chairperson), Carol Skornicka and Thomas J. Fischer. There are no interlocks among the Committee members and the Company.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently comprised of four directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board.
The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.
The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No.  114, “The Auditor’s Communication with Those Charged with Governance.”
The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee considered whether Deloitte & Touche LLP’s provision of non‑audit services is compatible with maintaining Deloitte & Touche LLP’s independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 29, 2012 for filing with the SEC.
This report of the Audit Committee has been presented by the following named directors currently comprising the Committee: Curtis W. Stoelting (Chairperson), Stephen Burt, Thomas J. Fischer and Rakesh Sachdev.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are seeking an advisory vote of our shareholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board recommends that you vote in favor of a resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board or our Compensation and Human Resources Committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. We intend to hold our next advisory vote on the compensation of our named executive officers at our annual meeting in 2014.
We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation philosophy is to offer the opportunity for our management team to earn competitive pay, with total compensation having a direct connection to our financial performance and the creation of shareholder value.

Our compensation philosophy dictates that a significant portion of our executives’ total potential compensation must depend upon the Company’s performance. To that end, the total compensation of our named executive officers includes a significant portion—approximately 65%, on average —that is “at risk” because the value of such compensation is determined based on the achievement of specified results. Approximately half of our named executive officers’ total compensation is, on average, in the form of equity-based awards (stock appreciation rights and restricted stock units), which will decline in value (or have no value) if our stock price declines. Another 15%, on average, of our named executive officers’ total compensation is based on improvements in our Company’s operating performance as measured by our SVA Cash Incentive Plan. We believe that by tying a large majority of our named executive officers’ total potential compensation to creation of long-term shareholder value, we create a close alignment between the interests of our executive officers and the interests of our shareholders.
Executive compensation in 2012 aligned well with the objectives of our compensation philosophy and with our corporate performance. Our company’s operating performance in 2012 was strong despite continued uncertainty in the global economy generally and our markets in particular. In 2012, we had record levels of net revenues and, excluding the effect of restructuring costs, record operating profit and net income. We paid our 210th consecutive quarterly dividend and increased the dividend again in 2012. Our total shareholder return for the fiscal year ended December 29, 2012 was 36.3%.

(dollars in millions except per share data)	2011	2012	Percent Change
Net Revenues	$2,808	$3,167	12.8%
Operating Profit	$ 256	$ 313	22.3%
Stock Price per Share	$50.97	$68.72	34.8%

We believe our compensation of our named executive officers aligns well with our performance, but we also believe that this alignment is not always reflected in the Summary Compensation Table in the same way we view the alignment for our internal purposes. This is because the Summary Compensation Table values are required to include the full grant date fair value of equity awards in the year the awards are granted. The grant date fair value is an accounting value that projects the potential value of awards based on assumptions about, among other things, certain future events. The grant date fair value is different from the economic value of the awards to our named executive officers, which may be lower or higher than the grant date fair value depending on the price of our common stock. For this reason, we are including in this proxy statement, as a supplement to the required Summary Compensation Table, a comparison of our named executive officers’ realizable pay for 2012 with their total compensation as shown in the Summary Compensation Table.

Name and Principal Position	Summary Compensation Table Total Compensation ($)	Total Realizable Compensation ($)
Mark J. Gliebe
Chairman and Chief Executive Officer	6,669,738	5,053,144
Charles A. Hinrichs
Vice President and Chief Financial Officer	1,494,049	1,087,148
Jonathan J. Schlemmer
Chief Operating Officer	1,715,042	1,291,968
Peter C. Underwood
Vice President, General Counsel and Secretary	1,156,070	863,927
Terry R. Colvin
Vice President, Corporate Human Resources	789,079	656,126

The realizable pay disclosure in the table above is the same as the compensation shown in the Summary Compensation Table except that it values equity-based compensation based on the price of our common stock at year end. Restricted stock and restricted stock units are valued as the product of the number of shares granted to the officer during the year multiplied by the year-end stock price, assuming for purposes of this disclosure that the grants were vested. Stock appreciation rights are valued as the product of the number of rights granted to the officer during the year multiplied by the excess, if any, of the year-end stock price over the grant price of the rights, assuming for purposes of this disclosure that the grants were vested.

To illustrate how the compensation of our CEO has aligned with our total shareholder return, we are also including the following supplemental graph, which compares our total shareholder return with our CEO’s compensation (as shown in the Summary Compensation Table and on a realizable basis as described above) over our fiscal years 2010 through 2012:
For 2010, the values in the chart above relate to the compensation of Henry W. Knueppel, who served as our Chairman and Chief Executive Officer during that year. For 2011 and 2012, the values in the chart relate to the compensation of Mark J. Gliebe, who served as our President and Chief Operating Officer until May 2, 2011, became our President and Chief Executive Officer effective May 2, 2011 and was elected Chairman of the Board effective January 2, 2012.
A description of our executive compensation policies and procedures can be found in the section of this proxy titled “Executive Compensation.” Those policies and procedures include:

•
We link compensation to corporate performance through our Shareholder Value Added (SVA) Plan and equity-based awards to ensure that executives receive above-median compensation only if long-term value creation is generated for our shareholders.

•
The compensation of our named executive officers includes a significant portion—approximately 65%, on average—that is “at risk” because the value of such compensation is determined based on the achievement of our stock price and specified results.

•
We have adopted a policy eliminating tax gross-ups from all new change in control and termination agreements with our executive officers, including three such agreements entered into in 2010 and one entered into in 2011.

•
We have adopted a clawback policy requiring us to recoup incentive compensation paid to our executive officers on the basis of financial results that are subsequently subject to a material restatement.

•	We offer only limited perquisites to our executive officers.

•	We have no employment agreements with any of our named executive officers that provide severance benefits prior to a change in control of our company.

•	All of our change in control agreements contain “double trigger” provisions.

•	Our equity compensation plan does not permit repricing of stock options.

•	We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	We do not guarantee salary increases or bonuses for our executive officers.

•	We adjust compensation as appropriate in challenging economic times.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: APPROVAL OF THE REGAL BELOIT CORPORATION
2013 EQUITY INCENTIVE PLAN

Our Board is asking our shareholders to approve the Regal Beloit Corporation 2013 Equity Incentive Plan (the “2013 Plan”), including the authority to issue 3,500,000 shares of our common stock under the 2013 Plan. As we describe in the Compensation Discussion and Analysis on page 15, performance-based pay elements, including equity-based awards, are important components of our overall compensation program. All of our equity-based awards are currently delivered under our shareholder-approved 2003 Equity Incentive Plan and 2007 Equity Incentive Plan, which govern the awards’ terms and conditions. If shareholders approve the 2013 Plan, in the future we intend to deliver our equity-based awards under the 2013 Plan.
We believe that awards under the 2013 Plan will support the creation of long-term value and returns for our shareholders. We further believe that the 2013 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution. The purpose of the 2013 Plan is to promote the best interests of our company and our shareholders by providing key employees and consultants and non-employee members of our Board with an opportunity to acquire shares of our common stock or receive monetary payments. It is intended that the 2013 Plan will promote continuity of management and increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by non-employee directors, we seek to attract and retain on our Board persons of exceptional competence and to provide a further incentive to serve as a director.
Key Terms

Participation:	• Eligible officers or other employees • Consultants • Directors
• Approximately 400 employees, 0 consultants and eight non-employee Directors currently are eligible to participate in the 2013 Plan

Shares authorized:	3,500,000 shares

Full-value awards:
Shares authorized will be depleted by two shares for each share subject to a full-value award such as restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share) and deferred stock rights

No liberal share counting:	• Shares used to pay exercise price of options or withholding taxes do not replenish shares authorized, nor do shares purchased by us using proceeds from option exercises

Award types:
• Stock options
• Stock appreciation rights
• Performance shares
• Performance units
• Restricted stock
• Restricted stock units
• Deferred stock rights

• Dividend equivalent units
• Other stock-based awards

Individual award limits:
• Fiscal year limits on awards of:
• options and stock appreciation rights of 300,000 shares
• restricted stock, restricted stock units and/or deferred stock rights of 200,000 shares
• performance shares and/or awards of performance units based on the fair market value of common stock of 200,000 shares
• performance units not based on the fair market value of common stock of $3,000,000
• other stock-based awards of 100,000 shares

Key prohibitions:	• No backdating of options or stock appreciation rights • No repricing of options or stock appreciation rights • No discounted options or stock appreciation rights

Amendments:	Material amendments require shareholder approval

Administration:
• By the Compensation and Human Resources Committee (the “Committee”) with respect to participants who are employees and consultants
• By the non-employee directors (or a committee of such directors) with respect to participants who are directors

Change of Control:
“Double trigger” is required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that, in addition to the change of control occurring, the employee’s employment must be terminated by us without cause or by the employee with good reason (if the employee has an agreement providing for good reason termination) for his or her unvested equity to become vested on an accelerated basis

Effect of Proposal on Existing Equity Compensation Plans

The Regal Beloit Corporation 2003 Equity Incentive Plan and the Regal Beloit Corporation 2007 Equity Incentive Plan (together, the “Existing Equity Plans”), under which we may grant equity awards to employees, had approximately 996,871 shares of common stock available for future equity grants as of March 11, 2013. If our shareholders approve the 2013 Plan, the Existing Equity Plans will terminate on the date of approval, no new awards will be granted under the Existing Equity Plans, and the authority to issue the remaining shares of common stock available under the Existing Equity

Plans will terminate. All awards that we granted under the Existing Equity Plans that are outstanding as of the date of the approval of the 2013 Plan will remain outstanding and will continue to be governed by the Existing Equity Plans. As of March 11, 2013, there were 1,446,295 shares of common stock subject to outstanding options or stock appreciation rights and 194,871 shares of restricted stock or restricted stock units that had not vested under the Existing Equity Plans. The options and stock appreciation rights had a weighted average exercise or grant price of $54.73 and a weighted average term of 6.56 years for outstanding options or stock appreciation rights and 1.78 years for shares of restricted stock.

Effect on Existing Equity Compensation Plans if 2013 Plan is Not Approved

If the 2013 Plan is not approved, then the Existing Equity Plans will remain in effect in accordance with its terms. However, there will be insufficient shares available under the Existing Equity Plans to make annual or retention awards to employees or to provide grants to new hires in the coming years. In this event, the Committee would be required to revise its compensation philosophy and devise other programs to attract, retain and compensate its management employees and non-employee directors.

Authorized Shares, Stock Price, Dilution and Burn Rate

Our articles of incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock. There were 44,978,667 shares of our common stock issued and outstanding as of March 11, 2013, and the market value of a share of our common stock as of that date was $81.10.

In order to determine the number of shares of common stock to be authorized under the 2013 Plan, the Committee and its independent compensation consultant considered our need for shares, based on the current and expected future equity grant mix and the potential dilution that awarding the requested shares may cause to existing shareholders. The compensation consultant examined, and the Committee considered, a number of factors, including our burn rate and an overhang analysis. The Committee also considered the need for shareholder approval of the performance goals in the 2013 Plan to allow us to qualify awards under the 2013 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code. Such performance-based compensation is not included in the limit of $1,000,000 per year per covered executive on compensation that is deductible by us.

The Committee recommended to our Board that 3,500,000 shares be authorized under the 2013 Plan. As described above, if the 2013 Plan is approved, no further grants will be made under the Existing Equity Plans, so any shares reserved under the Existing Equity Plans that are not subject to outstanding awards at the time the 2013 Plan is approved would no longer be available for future awards. The Board is seeking shareholder approval for the 2013 Plan and the pool of shares available under the 2013 Plan, which it expects is sufficient for approximately 5-6 years of awards based upon the historic rates of awards by the Committee under the Existing Equity Plans. As specified in the 2013 Plan, each full value award depletes the pool of shares available under the 2013 Plan at the rate of two shares for each share subject to the full value award. For this purpose, a full value award includes restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share), deferred stock rights and any other similar award payable in shares under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. As such, if only full value awards were granted, a total of approximately 1,750,000 shares could be awarded under the Plan.

The Committee and our Board considered the burn rate with respect to our equity awards relative to market levels. The burn rate represents the total equity awards granted by us in a fiscal year divided by the weighted-average total shares of our common stock outstanding for the year. In fiscal years 2010, 2011 and 2012, we made equity awards representing a total 289,250 shares, 403,130 shares and 255,225 shares, respectively, which resulted in a three-year average burn rate of less than 1%. The Committee and our Board were satisfied that our burn rate over the past three years was an acceptable level and well below limits established by ISS.

Because this proposal to approval the 2013 Plan does not contemplate the amount or timing of specific equity awards in the future, other than as described under “New Plan Benefits” below, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. However, the current rationale and practices of the Committee with respect to equity awards and other incentives is set forth in the section titled “Compensation Discussion and Analysis.”

Summary of the Terms of the 2013 Plan

The following is a summary of the material provisions of the 2013 Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the 2013 Plan. Any inconsistencies between this summary and the text of the 2013 Plan will be governed by the text of the 2013 Plan.

Administration and Eligibility

The 2013 Plan will be administered by the Committee with respect to eligible employee and consultant participants and the non-employee directors of our Board (or a committee of non-employee directors appointed by our Board) with respect to director participants (we refer to such committee or Board, as the case may be, as the “administrator”), which will have the authority to interpret the provisions of the 2013 Plan and any award agreement; make, change and rescind rules and regulations relating to the 2013 Plan; correct any defect, supply any omission, or reconcile any inconsistency in the 2013 Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this 2013 Plan or such award into effect; and make all other determinations necessary or advisable for the administration of the 2013 Plan.

Notwithstanding anything else in the 2013 Plan to the contrary, the administrator will have the discretion to grant to any newly hired or promoted participant an award with any vesting condition, any restriction period or any performance period. The administrator may also accelerate or shorten the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination by the company without cause or a change of control.

The administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code once the award is established, although the administrator may decrease the amount of compensation that a participant may earn under the award.

The administrator may designate any of the following as a participant under the 2013 Plan to the extent consistent with its authority: any officer or other key employee of who is responsible for or is in a position to contribute to the management, growth or profitability of our business or the business of an affiliate, any consultant who provides services to us or our affiliates other than as an employee or director, and any of our directors, including non-employee directors. As of March 11, 2013, we had eight non-employee directors, 0 consultants and approximately 400 employees eligible to participate in the 2013 Plan.

The Board may delegate some or all of its authority under the 2013 Plan to a committee of the Board or to one or more officers of our company, and the Committee may delegate some or all of its authority under the 2013 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the delegation is to a committee of the Board that consists only of outside directors.

Types of Awards

Awards under the 2013 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, or other equity-based awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2013 Plan

The 2013 Plan provides that 3,500,000 shares of common stock are reserved for issuance under the plan. The 2013 Plan also provides that we may issue an aggregate of only 500,000 shares of common stock upon the exercise of incentive stock options.

The number of shares of common stock reserved under the 2013 Plan will be depleted by the number of shares to which an award is granted, although the aggregate number of shares reserved will be depleted by two shares for each share subject to a full-value award. For this purpose, a full-value award includes restricted stock, restricted stock units, performance shares, performance units valued in a relation to a share of common stock, deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share of common stock, rather than the increase in the value of a share.

In general, if an award granted under the 2013 Plan lapses, expires, terminates or is canceled without the issuance of shares, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award, or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2013 Plan in the same number as they depleted the reserve (but shares recredited to the 2013 Plan’s reserve pursuant due to reaquisition may not be issued pursuant to incentive stock options). Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

If, after the termination of the Existing Equity Plans, any shares subject to awards granted under the Existing Equity Plans would again become available for new grants under the terms of such plans if such plans were still in effect (taking into account such plans’ provisions concerning termination or expiration, if any), then those shares will be available for the purpose of granting awards under the 2013 Plan, thereby increasing the number of shares available for issuance under the 2013 Plan. As of March 11, 2013, there were 1,446,295 shares of common stock subject to outstanding options or stock appreciation rights and 194,871 shares of restricted stock or restricted stock units that had not vested under the Existing Equity Plans. The options and stock appreciation rights had a weighted average exercise or grant price of $54.73 and a weighted average term of 6.56 years for outstanding options or stock appreciation rights and 1.78 years for outstanding shares of restricted stock.

Options

The administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the administrator may determine. The administrator will also determine the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option, and the date of grant, which may not be prior to the date of the administrator’s approval of the grant. The administrator will fix the option price per share of common stock, which may not be less than the fair market value of the common stock on the date of grant. Fair market value is defined as the last sales price of a share of our common stock on the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale.

The administrator will determine terms and conditions of exercise, as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the potion that becomes exercisable during a calendar year exceeds $100,000, then the option will be treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

Stock Appreciation Rights

The administrator will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2013 Plan provides that the administrator will determine all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; the date of grant, which will not be prior to the date of the administrator’s approval of the grant; a grant price that will not be less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The administrator will have the authority to grant awards of restricted stock, restricted stock units, deferred stock rights, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment in cash or shares equal to the fair market value of one share of common stock. Deferred stock right means the right to receive shares of common stock or shares of restricted stock at some future time. Performance shares means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment in cash or shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator will determine all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted stock or restricted stock units and the period of deferral for deferred stock rights, which must not lapse more quickly than ratably over three years from the date of grant; the performance period for performance awards, which must be at least one year; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to restricted stock units and performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

During the time restricted stock is subject to a restriction period, the participant will have all of the rights of a shareholder, including the right to vote the shares of restricted stock and, unless the administrator otherwise provides, the right to receive dividends paid on the shares of restricted stock.

Unless the administrator determines otherwise, during the time restricted stock is subject to the period of restriction, (1) to the extent not prohibited by law, the participant shall be deemed to have appointed the company’s chief executive officer and corporate secretary as proxies, authorizing them to represent and to vote the participant’s restricted stock in accordance with our Board’s recommendations on all matters that are submitted to a shareholder vote, and (2) the participant will have the right to receive any dividends paid with respect to such stock; provided that such dividends will be subject to the same conditions and restrictions applicable to the restricted stock and will not be paid currently but will accrue and be paid within 30 days of the expiration of the restriction period.

Dividend Equivalent Units

The administrator will have the authority to grant dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. Dividend equivalent units may be granted only in connection with full-value awards and may not may not be granted in connection with options or stock appreciation rights. The administrator will determine all terms and conditions of a dividend equivalent unit award, including whether: (1) the award will be granted in tandem with another award; (2) payment of the award be made currently or credited to an account for the participant which provides for the deferral of such amounts until a stated time; and (3) the award will be settled in cash or shares of common stock. To the extent settled in cash, dividend equivalent units will not deplete the share reserve under the 2013 Plan.

Other Awards

The administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date the award is granted.

Performance Goals

For purposes of the 2013 Plan, performance goals mean any goals the administrator establishes that relate to one or more of the following with respect to us, any one or more of our affiliates or divisions or any other of our or our affiliates’ business units as defined by the administrator at the time of the selection: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit (before or after tax); bad debt reserves; warranty reserves; capital; capital charge; cost of capital; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares (with or without dividend payments); basic earnings per share; diluted earnings per share; return on shareholder equity; accounts receivable (average, calculated by taking the average of accounts receivable at the end of each month, or otherwise); inventories (average, calculated by taking the average of inventories at the end of each month, or otherwise); assets; liabilities; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; and/or return on year-end equity.

In the case of awards that the administrator determines will not be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the administrator may establish other performance goals not listed in the 2013 Plan.

Award Limits

To qualify awards under the 2013 Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2013 Plan were established to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2013 Plan, no participant may be granted awards that could result in such participant:

•	receiving options for, or stock appreciation rights with respect to, more than 300,000 shares of common stock during any fiscal year;

•	receiving awards of restricted stock, restricted stock units and/or deferred stock rights relating to more than 200,000 shares of common stock during any fiscal year;

•
receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of common stock, for more than 200,000 shares of common stock during any fiscal year;

•	receiving awards of performance units, the value of which is not based on the fair market value of shares of common stock, that would pay more than $3,000,000 in any fiscal year; or

•
receiving other stock-based awards not described above and that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code with respect to more than 100,000 shares of common stock during any fiscal year.

Each of these limitations is subject to adjustment as described below.

Effect of Termination on Awards

If the participant has in effect an employment, retention, change of control, severance or similar agreement with us or any of our affiliates that discusses the effect of the participant’s termination of employment or service on the participant’s awards, then that agreement will control the effect of a termination on the awards. In any other case, except as otherwise provided by the administrator in an award agreement or determined by the administrator at the time of termination of a participant’s service, the termination of a participant’s service with our company and our affiliates as an employee or director for the reasons described below will have the following consequences. However, notwithstanding anything in the 2013 Plan to the contrary, the administrator may accelerate the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination by us without cause.

Termination of Employment or Service. If a participant’s service ends for any reason other than a termination by us for cause, death or disability, then:

•
any outstanding unvested options or stock appreciation rights will be forfeited immediately upon the termination, and any outstanding vested options or stock appreciation rights will be exercisable until the earlier of the expiration date of the award and 90 days after the termination, after which the awards will be forfeited; and

•	all other awards made to the participant, to the extent not yet earned, vested or paid, will terminate no later than the participant’s last day of employment or service.

Death. If a participant dies during employment with our company and our affiliates or while a director, then:

•
all outstanding unvested options and stock appreciation rights will be forfeited immediately on the date of death, and the participant’s estate or any person who succeeds to the participant’s benefits under the 2013 Plan will have up to the earlier of 12 months and the expiration date of the award to exercise any outstanding vested options or stock appreciation rights under the terms of the applicable award agreement, after which the awards will be forfeited;

•
all restrictions on an outstanding award of restricted stock or restricted units that is not a performance award will be deemed to have lapsed on a prorated basis based on the portion of the restriction period the participant completed;

•	all outstanding deferred stock rights that are not performance awards will vest on a prorated basis based on the portion of the deferral period that the participant completed; and

•
all outstanding performance awards will be paid in either unrestricted shares of common stock or cash following the end of the performance period and based on achievement of the performance goals as if the participant had not died, but prorated based on the portion of the performance period completed at the time of death.

Disability. If a participant’s employment with our company and our affiliates or service as a director ends due to a disability of the participant, then:

•
all outstanding unvested options and stock appreciation rights will be forfeited immediately on such termination, and any outstanding vested options and stock appreciation rights will be exercisable by the participant until the earlier of 12 months following the date of the participant’s termination and the expiration date of the option or stock appreciation rights under the terms of the applicable award agreement, after which the awards will be forfeited;

•
all restrictions on an outstanding award of restricted stock or restricted units that is not a performance awards will be deemed to have lapsed on a prorated basis based on the portion of the restriction period the participant completed;

•	all outstanding deferred stock rights that are not performance awards will vest on a prorated basis based on the portion of the deferral period that the participant completed; and

•
all outstanding performance awards will be paid in either unrestricted shares of common stock or cash based on the degree to which the applicable performance goals have been attained, but prorated based on the portion of the performance period that the participant has completed at the time of termination.

Termination for Cause. If we terminate a participant’s employment with our company and our affiliates or service as a director for cause as defined in the 2013 Plan, then all awards and grants of every type, whether or not vested, will terminate no later than the participant’s last day of employment.

Consultants and Other Stock-Based Awards.

The Committee will have the discretion to determine, at the time an award is made, the effect of the termination of service of a consultant on awards held by the consultant. The Committee will also have the discretion to determine the effect on other stock-based awards of a participant’s termination of employment or service with our company or our affiliates.

Transferability

No award (other than unrestricted shares), and no right under any such award, will be assignable, alienable, saleable, or transferable by a participant other than by will or by the laws of descent and distribution. However, at the discretion of the administrator, a participant may be entitled, in the manner established by the administrator, to designate a beneficiary to exercise his or her rights, and to receive any property distributable, with respect to any award upon the death of the participant. No award (other than unrestricted shares), and no right under any such award, may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against us or any affiliate.

Adjustments

If:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;

•
we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•
any other event occurs, which, in the judgment of the Board or Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2013 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2013 Plan and subject to certain provisions of the Internal Revenue Code, adjust the number and type of shares of common stock subject to the 2013 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2013 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, or by the administrator prior to the date of the change of control, in the event of a change of control of our company:

•
If the purchaser, successor or surviving entity (or parent thereof) (the “Survivor”) so agrees, some or all outstanding awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor. If applicable, each award which is assumed by the Survivor will be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and other appropriate adjustments in the terms and conditions of the award shall be made.

•
Upon the participant’s termination of employment by the Survivor without cause, or by the participant for good reason, in either case within 24 months following the change of control, all of the participant’s awards that are in effect as of the date of the termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination.

•	To the extent the Survivor does not assume the awards or issue replacement awards as provided above, then immediately prior to the date of the change of control:

•
each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	shares of restricted stock, restricted stock units and deferred stock rights (that are not performance awards) that are not vested will vest;

•
all performance awards that are earned but not yet paid will be paid, and all performance awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and, if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

Term of 2013 Plan

Unless earlier terminated by our Board or the Committee, the 2013 Plan will remain in effect until the date all common stock reserved for issuance under the 2013 Plan has been issued.

Termination and Amendment

The Board or the Committee may amend, alter, suspend, discontinue or terminate the 2013 Plan at any time, except:

•	the Board must approve any amendment to the 2013 Plan if we determine such approval is required by action of the Board, applicable corporate law or any other applicable law;

•
shareholders must approve any amendment to the 2013 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•
shareholders must approve any amendment to the 2013 Plan that materially increases the number of shares of common stock reserved under the 2013 Plan, the incentive stock option award limits or the per participant award limitations set forth in the 2013 Plan, that expands the group of individuals that may become participants under the 2013 Plan, that diminishes the provisions on repricing or backdating stock options and stock appreciation rights, or that would materially change the minimum vesting and performance requirements of an award as required in the 2013 Plan.
The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the modification, amendment or cancellation of an award pursuant to the adjustment provisions of the 2013 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our common stock is then traded; to the extent the administrator deems necessary preserve favorable accounting or tax treatment of any award for us; or to the extent the administrator determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person with an interest in the award. In addition, except as otherwise provided in the 2013 Plan, the administrator may modify or amend any award granted to a participant under the Existing Equity Plans, or waive any restrictions or conditions applicable to any such award, in order to reflect award terms consistent with the permitted terms of awards granted under the 2013 Plan regardless of the terms of the Existing Equity Plans.

The authority of the administrator to terminate or modify the 2013 Plan or awards will extend beyond the termination date of the 2013 Plan. In addition, termination of the 2013 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2013 Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation and Recoupment

Notwithstanding anything to the contrary in any award agreement, the administrator will have the authority to terminate or cause the participant to forfeit an award, and require the participant to disgorge to the company any gains attributable to the award, if (1) while the participant is employed by or in service with the company or any affiliate, the participant competes with us or an affiliate, participates in any enterprise that competes with us or an affiliate or uses or discloses, other than as expressly authorized by us, any confidential business information or trade secrets that the participant obtains during the course of his or her employment or service with us or any affiliate; or (2) after the participant is no longer employed by or in service with us or any affiliate, the participant is determined by the administrator in its reasonable discretion (a) to be in breach of any confidentiality, noncompetition, nonsolicitation or similar agreement between the participant, on the one hand, and us or any affiliate, on the other hand (the participant’s “Restrictive Agreement”), or (b) while any award agreement is in effect, to have engaged in conduct that would have constituted a breach of the participant’s Restrictive Agreement if such Restrictive Agreement were then in effect.

Any awards granted under the 2013 Plan, and any stock issued or cash paid pursuant to an award, will be subject to any recoupment, clawback, equity holding, stock ownership or similar policies adopted by us from time to time (to the extent contemplated by such policies) and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time (to the extent contemplated by such requirements).

Unless the award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2013 Plan.

Repricing Prohibited

Neither the administrator nor any other person may decrease the exercise or grant price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding option or stock appreciation right in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the shares subject to such option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding stock option or stock appreciation right to us as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2013 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2013 Plan in a foreign country will not affect the terms of the 2013 Plan for any other country.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2013 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2013 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2013 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2013 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2013 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time.

We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2013 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2013 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation. In the case of awards that are performance-based compensation because they are contingent on the achievement of performance goals, the regulations under Section 162(m) require, among other things, that shareholders approve the performance goals every five years to enable awards under the 2013 Plan to continue to qualify as performance-based compensation.

Code Section 409A

Awards under the 2013 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2013 Plan, and we expect to seek to structure awards under the 2013 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the 2013 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2013 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

New Plan Benefits

The table below sets forth information concerning the approximate value of performance share awards that will be effective under the 2013 Plan if our shareholders approve the 2013 Plan. The Committee approved these awards to the listed participants in early 2013, contingent on shareholder approval of the 2013 Plan.

These awards are not additive to our historical compensation programs, but rather are intended to replace the compensation that we have historically awarded through other types of compensation. As we describe in the Compensation Discussion and Analysis on page 17:

•
Following a detailed review in 2012 of the use of performance shares among general industry companies and our peer group, the Committee determined to add performance shares to our long-term incentive mix in 2013.

•
The performance shares will be added by modifying the overall long-term incentive mix from its current form of 60% stock appreciation rights and 40% restricted stock units to a mix of 40% stock appreciation rights, 40% restricted stock units and 20% performance shares.

•	The performance shares will have a three-year performance period and will be earned or forfeited based on a performance metric of total shareholder return relative to our peer group.

New Plan Benefits—2013 Plan

Name and position	Performance Share Award Values ($)
Mark J. Gliebe Chief Executive Officer	$840,407
Jonathan J. Schlemmer Chief Operating Officer	$216,129
Charles Hinrichs Vice President and Chief Financial Officer	$207,515
Peter C. Underwood Vice President, General Counsel and Secretary	$151,919
Terry R. Colvin Vice President, Corporate Human Resources	$69,617
All other executive officers as a group (1 person)	52,857
All non-executive directors as a group (8 persons)	0
All employees, excluding executive officers, as a group (0 persons)	0

The number of performance shares that will be awarded if shareholders approve the 2013 Plan will be derived by converting the target award values indicated in the table above into a number of shares based on the value per share calculated under Accounting Standards Codification Topic 718.

Except for the awards disclosed above, we cannot currently determine the awards that may be granted under the 2013 Plan in the future to the executive officers named in this proxy statement or to other officers, employees, or other persons. We expect to grant awards to employees other than the executive officers in the future, but the amounts of those awards are not currently determinable. The administrator will make all determinations regarding future awards under the 2013 Plan from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 29, 2012:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by shareholders	1,568,425	$54.02	990,971
Equity compensation plans not approved by shareholders	0	0	0
Total	1,568,425	$54.02	990,971
______________
(1)    Represents options to purchase our common stock and stock-settled stock appreciation rights granted under our 1998 Stock Option Plan, 2003 Equity Incentive Plan and 2007 Equity Incentive Plan.
(2)    These shares will no longer be available for issuance if shareholders approve the 2013 Equity Incentive Plan at the Annual Meeting. This disclosure excludes 199,941 shares of restricted common stock previously issued under our 2003 Equity Incentive Plan and 2007 Equity Incentive Plan for which the restrictions have not lapsed.

THE BOARD RECOMMENDS A VOTE “FOR” THE 2013 PLAN.

PROPOSAL 4: RATIFICATION OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2013

Deloitte & Touche LLP has served as our independent auditors since 2002. The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for 2013, and this selection is being presented to shareholders for ratification. The Board recommends to the shareholders the ratification of the selection of Deloitte & Touche LLP to audit the financial statements of our company and our subsidiaries for 2013. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent auditors for 2013.
If, prior to the Annual Meeting, Deloitte & Touche LLP declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent auditor whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee will consider it a direction to select another independent auditor for 2013. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that such a change would be in the best interests of our company and our shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.
Independent Auditor Fees
During the fiscal years ended December 29, 2012 and December 31, 2011, we retained and paid Deloitte & Touche LLP to provide audit and/or other services. The fees paid to Deloitte & Touche LLP for the years ended December 29, 2012 and December 31, 2011 were as follows:
Audit Fees. Fees for audit services totaled $4,057,000 in 2012 and $3,714,400 in 2011. Audit fees included fees and expenses associated with the annual audit, assessment of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.
Audit-Related Fees. Fees for audit-related services totaled $231,665 in 2012 and $238,500 in 2011. Audit-related fees included fees for services in connection with acquisition related diligence projects, employee benefit audits and certain statutory filings.
Tax Fees. Fees for tax services totaled $918,870 in 2012 and $446,400 in 2011. Tax fees included fees for tax return preparation and reviews, tax consultations and tax advice and planning.
All Other Fees. There were no such fees paid to Deloitte & Touche LLP in either 2012 or 2011.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees and Tax Fees in 2012. The Audit Committee does not consider the provision of these non-audit services by the independent registered public accounting firm to be incompatible with maintaining auditor independence.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2013.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes of ownership with the SEC. The regulations of the SEC require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 29, 2012, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.
Delivery of Proxy Materials to Households
Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address may also request delivery of a single copy of the annual report or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify the Company of their requests by calling or writing to Peter C. Underwood, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511, telephone number: (608) 364-8800.
SHAREHOLDER PROPOSALS
Proposals of shareholders pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934 (“Rule 14a‑8”) that are intended to be presented at the 2014 annual meeting of shareholders must be received by us no later than November 28, 2013 to be included in our proxy materials for that meeting.
Further, a shareholder who otherwise intends to present business at the 2014 annual meeting otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2014 annual meeting, but does not intend to have included in our proxy materials) must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before the 2014 annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date that this proxy statement was first mailed to shareholders. This proxy statement was first mailed to shareholders on March 29, 2013. Under the Bylaws, if we do not receive notice of a shareholder proposal submitted (otherwise than pursuant to Rule 14a-8) on or prior to February 12, 2014, then the notice will be considered untimely and we will not be required to present such proposal at the 2014 annual meeting. If the Board nonetheless chooses to present such proposal at the 2013 annual meeting, then the persons named in proxies solicited by the Board for the 2014 annual meeting may exercise discretionary voting power with respect to such proposal.
By Order of the Board of Directors
REGAL BELOIT CORPORATION

Peter C. Underwood
Vice President, General Counsel and Secretary

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for 2012. You may obtain a copy of the Form 10-K by writing to Peter C. Underwood, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511 or on the Company’s website www.regalbeloit.com

Appendix A

Regal Beloit Corporation
2013 Equity INCENTIVE PLAN
1.Purpose and Effective Date.
(a)Purpose. The purpose of the Regal Beloit Corporation 2013 Equity Incentive Plan is to promote the best interests of Regal Beloit Corporation (together with any successor thereto, the “Company”) and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire shares of the Company's common stock or receive monetary payments. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.
(b)Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the date that the Plan is approved by the Company's shareholders (the “Effective Date”).
(c)Prior Plans. If the Company's shareholders approve this Plan, then the Regal Beloit Corporation 2003 Equity Incentive Plan and the Regal Beloit Corporation 2007 Equity Incentive Plan (collectively, the “Prior Plans”) will terminate on the Effective Date, and no new awards will be granted under the Prior Plans after their termination date; provided that the Prior Plans will continue to govern awards outstanding as of the date of the Prior Plans' termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.
2.Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.
(a)“10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.
(b)“Administrator” means (i) the Committee with respect to Participants who are Eligible Employees and Consultants and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are Directors.
(c)“Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(d)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, or any other type of award permitted under the Plan.
(e)A Person shall be deemed to be the “Beneficial Owner” of any securities:
(i)that such Person or any of such Person's Affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or associates until such tendered securities are accepted for purchase;
(ii)that such Person or any of such Person's Affiliates or associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 promulgated by the Commission under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii)that are beneficially owned, directly or indirectly, by any other Person with which such person or any of such Person's Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” means, except as otherwise determined by the Administrator and set forth in an Award Agreement, such act or omission by a Participant as is determined by the Administrator to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including any policy contained in the Company Code of Business Conduct and Ethics; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform or gross negligence in the performance of or failure to perform assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, that has, or has the potential to have, an adverse effect on the business conducted by the Company or its Affiliates; provided that, following a Change of Control, “Cause” shall be limited to (A) the engaging by the Participant in intentional conduct not taken in good faith that the Company establishes, by clear and convincing evidence, has caused demonstrable and serious financial injury to the Company, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (B) conviction of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal), which substantially impairs the Participant's ability to perform his duties or responsibilities; or (C) continuing willful and unreasonable refusal by the Participant to perform the Participant's duties or responsibilities (unless significantly changed without the Participant's consent).
(h)“Change of Control” means the occurrence of an event described in any one of the following paragraphs:
(i)any Person, other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities; or
(ii)the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who on the Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were Directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation or share exchange; and provided further that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or
(iii)the consummation of a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding voting securities;
(iv)the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, (1) no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions and (2) with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(j)“Commission” means the United States Securities and Exchange Commission or any successor agency.
(k)“Committee” means the Compensation and Human Resources Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.
(l)“Company” means Regal Beloit Corporation, a Wisconsin corporation, or any successor thereto.
(m)“Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
(n)“Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
(o)“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or an Afffiliate.
(p)"Disability" means, except as otherwise determined by the Administrator and set forth in an Award Agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company or an Affiliate, or such similar mental or physical condition which the Administrator may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.
(q)“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.
(r)“Eligible Employee” means any officer or other key employee of the Company or of any Affiliate who is responsible for or is in a position to contribute to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(t)“Excluded Items” shall mean any items that the Committee determines shall be excluded in determining the achievement of Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses or the effects of accounting changes.
(u)“Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the New York Stock Exchange or, if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.
(v)“Good Reason” means, except as otherwise determined by the Administrator and set forth in an Award Agreement:
(i)any breach by the Company of any employment or similar agreement between the Company (including, for purposes of this definition of Good Reason, any successor to the Company in a Change of Control) and the Participant, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that the Company remedies promptly after receipt of notice thereof given by the Participant;
(ii)any reduction in the Participant's base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control;
(iii)the removal of the Participant from, or any failure to reelect or reappoint the Participant to, any of the positions held with the Company on the date of the Change of Control or any other positions with the Company to which the Participant shall thereafter be elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to the termination by the Company of the Participant's employment for Cause or by reason of Disability;
(iv)a good faith determination by the Participant that there has been a material adverse change, without the Participant's written consent, in the Participant's working conditions or status with the Company relative to the most favorable working conditions or status in effect during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control, including but not limited to (A) a significant change in the nature or scope of the Participant's authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that the Company remedies within ten (10) days after receipt of notice thereof given by the Participant;
(v)the relocation of the Participant's principal place of employment to a location more than 50 miles from the Participant's principal place of employment on the date 180 days prior to the Change of Control;
(vi)the Company requires the Participant to travel on Company business 20% in excess of the average number of days per month the Participant was required to travel during the 180-day period prior to the Change of Control; or

(vii)failure by the Company to obtain an agreement from any purchaser, assignee or transferee of substantially all of the Company's business and assets, or the survivor in a merger, consolidation or combination with the Company, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by an employment or similar agreement between the Participant and the Company.
(w)“Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.
(x)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(y)“Participant” means an individual selected by the Administrator to receive an Award.
(z)“Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.
(aa)“Performance Goals” means any goals the Administrator establishes that relate to one or more of the following for (i) the Company on a consolidated basis, (ii) any one or more Affiliates or divisions of the Company and/or (iii) any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection (in all cases after excluding the impact of applicable Excluded Items): revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit (before or after tax); bad debt reserves; warranty reserves; capital; capital charge; cost of capital; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares (with or without dividend payments); basic earnings per share; diluted earnings per share; return on shareholder equity; accounts receivable (average, calculated by taking the average of accounts receivable at the end of each month, or otherwise); inventories (average, calculated by taking the average of inventories at the end of each month, or otherwise); assets; liabilities; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Administrator determines will not be considered “performance based compensation” under Section 162(m) of the Code, such other goals as the Administrator may establish. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, unless otherwise determined by the Administrator at the time of granting the Award.
The Administrator may, at the time of establishing the Performance Goal(s) or at the time of measuring performance, exclude the effects of Excluded Items; provided that with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. The Administrator may also provide for other adjustments to Performance Goals in the Award Agreement or plan document evidencing any Award at the time the Award is granted; provided that, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(ab) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.
(ac)“Performance Unit” means the right to receive a payment in cash or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
(ad)“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(ae)“Plan” means this Regal Beloit Corporation 2013 Equity Incentive Plan, as may be amended from time to time.

(af)“Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.
(ag)“Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.
(ah)“Restricted Stock Unit” means the right to receive a payment in cash or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
(ai)“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, (i) with respect to Participants who are Eligible Employees, termination of employment or service from the Company and its Affiliates (other than for Cause) on or after attainment of age fifty-eight (58) and completion of ten (10) years of service with the Company and its Affiliates, and (ii) with respect to Director Participants, the Director's removal (other than for Cause), or resignation or failure to be re-elected (other than for Cause) on or after reaching the mandatory retirement age set forth in the Company's Corporate Governance Guidelines. Unless otherwise determined by the Administrator, the calculation of an Eligible Employee's years of service for purposes of the definition of Retirement shall include pre-acquisition service with any entity that was acquired by the Company or an Affiliate, provided such service was continuous until the time of the acquisition.
(aj)“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.
(ak)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(al)“Share” means a share of Stock.
(am)“Stock” means the Common Stock of the Company, par value $0.01 per share.
(an)“Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Shares equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(ao)“Stock Unit” means a right to receive a payment in cash or Shares equal to the Fair Market Value of one Share.
(ap)“Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.
3.Administration.
(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any Restriction Period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting, Restriction Period or performance period of an Award, in connection with a Participant's death, Disability, Retirement or termination by the Company without Cause or a Change of Control.
Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.
4.Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator's authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator's granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator's granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.
5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
6.Shares Reserved under this Plan.
(a)Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of Three Million Five Hundred Thousand (3,500,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted; provided that the aggregate number of Shares reserved under Section 6(a) shall be depleted by two (2) Shares for each Share subject to a full-value Award. For this purpose, a full-value Award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.
(b)Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 16, the Company may issue only an aggregate of Five Hundred Thousand (500,000) Shares upon the exercise of Incentive Stock Options.
(c)Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan's reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan's reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan's reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.
(d)Addition of Shares from Prior Plans. After the Effective Date, if any Shares subject to awards granted under the Prior Plans would again become available for new grants under the terms of such plans if such plans were still in effect (taking into account such plan's provisions concerning termination or expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plans.

(e)Participant Limitations. Subject to adjustment as provided in Section 16, no Participant may be granted Awards that could result in such Participant:
(i)receiving Options for, and/or Stock Appreciation Rights with respect to, more than 300,000 Shares during any fiscal year of the Company;
(ii)receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Rights relating to more than 200,000 Shares during any fiscal year of the Company;
(iii)receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 200,000 Shares during any fiscal year of the Company;
(iv)receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than $3,000,000 during any fiscal year of the Company; or
(v)receiving other Stock-based Awards pursuant to Section 11 relating to more than 100,000 Shares during any fiscal year of the Company.
In all cases, determinations under this Section 6(e) should be made in a manner that is consistent with the exemption for performance‑based compensation that Code Section 162(m) provides.

7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;
(b)The number of Shares subject to the Option;
(c)The date of grant, which may not be prior to the date of the Administrator's approval of the grant;
(d)The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
(e)The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, then such ISOs shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and
(f)The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.
In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.
8.Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:
(a)Whether the SAR is granted independently of an Option or relates to an Option;
(b)The number of Shares to which the SAR relates;
(c)The date of grant, which may not be prior to the date of the Administrator's approval of the grant;
(d)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
(e)The terms and conditions of exercise or maturity;
(f)The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and
(g)Whether the SAR will be settled in cash, Shares or a combination thereof.
If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related

Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
9.Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates;
(b)Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;
(c)The period of restriction with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights (which period of restriction or deferral, as applicable, may not lapse more quickly than ratably over three (3) years from the date of grant, subject to the provisions of Sections 3, 12 and 16);
(d)The performance period for Performance Awards (which must be at least one (1) year, subject to the provisions of Sections 3, 12 and 16);
(e)With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
(f)With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
Unless the Administrator shall otherwise provide, during the time Restricted Stock is subject to the Restriction Period, (1) to the extent not prohibited by law, the Participant shall be deemed to have appointed the Company's Chief Executive Officer and Corporate Secretary, and each of them, as proxies, each with the power to appoint a substitute, authorizing them to represent and to vote the Participant's Restricted Stock in accordance with the Board's recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until the expiration of the Restriction Period) and (2) the Participant shall have the right to receive any dividends paid with respect to such Stock; provided that such dividends shall be subject to the same conditions and restrictions applicable to such Stock and shall not be paid currently but shall be accrued and paid within thirty (30) days of such time as all applicable restrictions lapse and the Restriction Period expires.
Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
10.Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value” Award as defined in Section 6(a) and may not may not be granted in connection with Options or SARs; and provided further that, to the extent settled in cash, Dividend Equivalent Units shall not deplete the number of Shares reserved under Section 6(a).
11.Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award.

12.Effect of Termination on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant's termination of employment or service on the Participant's Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an Award agreement or as determined by the Administrator prior to or at the time of termination of a Participant's employment or service, the following provisions shall apply upon a Participant's termination of employment or service with the Company and its Affiliates.
(a)Termination of Employment or Service. If a Participant's service with the Company and its Affiliates as an employee or Director ends for any reason other than (i) a termination for Cause, (ii) death or (iii) Disability, then:
(i)Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of ninety (90) days following the Participant's termination date and the expiration date of the Option or SAR under the terms of the applicable Award agreement.
(ii)All other Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the Participant's last day of employment or service.
(b)Death of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director:
(i)All outstanding unvested Options or SARs shall be forfeited immediately on the date of death, and any outstanding vested Options or SARS shall be exercisable by the Participant's estate or the person who has acquired the right to exercise such Awards by bequest or inheritance. The Participant's estate, or any person who succeeds to the Participant's benefits under the Plan, may exercise such Options or SARs until the earlier of twelve (12) months following the date of the Participant's death and the expiration date of the Option or SAR under the terms of the applicable Award agreement.
(ii)All restrictions on all outstanding Awards of Restricted Stock or Restricted Units (that are not Performance Awards) shall be deemed to have lapsed on a prorated basis based on the portion of the Restriction Period that the Participant has completed on the date of death.
(iii)All outstanding Deferred Stock Rights (that are not Performance Awards) shall be vested on a prorated basis based on the portion of the deferral period that the Participant has completed on the date of death.
(iv)All Performance Awards outstanding on the date of the Participant's death shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not died, but prorated based on the portion of the performance period that the Participant has completed at the time of death.
(c)Disability of Participant. If a Participant's employment with the Company and its Affiliates or service as a Director terminates due to a Disability, then:
(i)All outstanding unvested Options or SARs shall be forfeited immediately on such termination, and any outstanding vested Options or SARs shall be exercisable by the Participant until the earlier of twelve (12) months following the date of the Participant's termination and the expiration date of the Option or SAR under the terms of the applicable Award agreement.
(ii)All restrictions applicable to an outstanding Award of Restricted Stock or Restricted Units (that are not Performance Awards) shall be deemed to have lapsed on a prorated basis, based on the portion of the Restriction Period the Participant completed as of the date of such termination.
(iii)All outstanding Deferred Stock Rights (that are not Performance Awards) shall be vested on a prorated basis based on the portion of the deferral period that the Participant completed on the date of such termination.
(iv)All Performance Awards outstanding on the date of such termination shall be paid in either unrestricted shares of Stock or cash, as the case may be, based on the degree to which the Participant had attained the applicable Performance Goals as of the date of such termination, but prorated based on the portion of the performance period that the Participant has completed at the time of termination.
(d)Termination for Cause. If a Participant's employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant's last day of employment. The Committee shall have discretion to waive the application of this Section 12(d) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.
(e)Consultants and Other Stock-Based Awards. The Committee shall have the discretion to determine, at the time an Award is made, the effect of the termination of service of a Consultant on Awards held by such individual, and the effect on other Stock-based Awards of the Participant's termination of employment or service with the Company and its Affiliates.
13.Transferability.
(a)Restrictions on Transfer. No Award (other than unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, at the discretion of the Administrator, a Participant may be entitled, in the manner established by the Administrator, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant. No Award (other than unrestricted Shares), and no right under any such Award, may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(b)Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative.
14.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.
(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(e) (except as permitted by Section 16), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 14(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.
(c)Amendment, Modification, Cancellation and Disgorgement of Awards.
(i)Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award granted to a

Participant under the Prior Plans, or waive any restrictions or conditions applicable to any such Award, in order to reflect Award terms consistent with the permitted terms of Awards granted under this Plan regardless of the terms of the Prior Plan. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)Notwithstanding anything to the contrary in an Award Agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit an Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if (A) while the Participant is employed by or in service with the Company or any Affiliate, the Participant competes with the Company or an Affiliate, participates in any enterprise that competes with the Company or an Affiliate or uses or discloses, other than as expressly authorized by the Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment or service with the Company or any Affiliate; or (B) after the Participant is no longer employed by or in service with the Company or any Affiliate, the Participant is determined by the Administrator in its reasonable discretion (1) to be in breach of any confidentiality, noncompetition, nonsolicitation or similar agreement between the Participant, on the one hand, and the Company or any Affiliate, on the other hand (the Participant's “Restrictive Agreement”), or (2) while any Award Agreement is in effect, to have engaged in conduct that would have constituted a breach of the Participant's Restrictive Agreement if such Restrictive Agreement were then in effect.
(iii)Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).
(iv)Unless the Award Agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Administrator nor any other person may decrease the exercise or grant price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).
In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award Agreement to contrary.
(g)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
15.Taxes.
(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
(c)Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.
16.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant's Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:
(i)If the purchaser, successor or surviving entity (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the purchaser, successor or surviving entity (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant's termination of employment by the successor or surviving entity without Cause, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, all of the Participant's Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such Award were met, if applicable) effective on the date of such termination.
(ii)To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:
(A)    Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

(B)    Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;

(C)    All Performance Awards that are earned but not yet paid shall be paid, and all Performance Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and

(D)    All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.
(d)Application of Limits on Payments.
(i)Determination of Cap or Payment. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if any payment or benefits paid by the Company pursuant to his Plan, including vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).
(ii)Procedures. Upon the reasonable request of either the Participant or the Company, the Company, at the Company's expense, shall engage nationally recognized tax counsel (“National Tax Counsel”), selected by the Company's independent auditors (which may be regular outside counsel to the Company), to make the determination (which need not be unqualified) of which alternative under the preceding paragraph results in the receipt by the Participant of the greatest benefit on an after-tax basis. The determination of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel so requests, the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants for any matters relevant to such determination
(iii)Costs of Determinations. The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to this Section 16(d), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.
17.Miscellaneous.
(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);
(ii)restrictions on resale or other disposition of Shares; and
(iii)compliance with federal or state securities laws and stock exchange requirements.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;
(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and
(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.
(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.
(f)Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.
(g)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(h)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(i)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.
(j)Severability. If any provision of this Plan or any Award Agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award Agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

REGAL BELOIT CORPORATION
200 STATE STREET
BELOIT, WI 53511-6254

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M55981-P35021 KEEP THIS PORTION FOR YOUR RECORDS

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REGAL BELOIT CORPORATION

The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals 2, 3 and 4.

Election of Directors

1. The election of directors whose terms would expire in 2016.	For	Against	Abstain
1a. Christopher L. Doerr	☐	☐	☐
1b. Mark J. Gliebe	☐	☐	☐
1c. Curtis W. Stoelting	☐	☐	☐

Vote on Other Proposals

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGAL BELOIT CORPORATION

Dear Shareholder:

You are cordially invited to attend the Regal Beloit Corporation Annual Meeting of Shareholders to be held at 9:00 A.M. Central Daylight Time on Monday, April 29, 2013, at the **Company's headquarters, 200 State Street, Beloit, WI 53511**. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting.

Whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card attached below and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the meeting and voting in person.

Sincerely,

REGAL BELOIT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/rbc.

M55982-P35021

PROXY

REGAL BELOIT CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark J. Gliebe and Peter C. Underwood or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL BELOIT CORPORATION (the "Company") held of record by the undersigned as of the close of business on March 11, 2013 at the Annual Meeting of Shareholders to be held on April 29, 2013, at 9:00 A.M. Central Daylight Time, at the Company's headquarters, 200 State Street, Beloit, WI 53511, or any adjournment or postponement thereof.

For Plan Holders: The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Regal Beloit Retirement & Savings Plan ("the Plan") to vote all shares of common stock of Regal Beloit allocated to my account as of March 11, 2013.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Please mark, sign, date and return this card promptly using the enclosed envelope.

Address Change/Comments: ______________________________

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(If you noted any address changes/comments above, please mark corresponding box on reverse side.)

SEE REVERSE SIDE

Continued and to be signed on Reverse Side

SEE REVERSE SIDE